CONTENTS

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

MANAGEMENT PROXY CIRCULAR
2	Glossary of Terms
3	General Information
3	Information on Voting

5	BUSINESS TO BE TRANSACTED AT THE MEETING
5	1. Financial Statements
5	2. Election of Directors
8	Board of Directors' Compensation
10	Directors' Meeting Attendance
11	3. Appointment of Auditors
11	Audit and Non-Audit Fees and Services - 2003 & 2002

12	REPORTS OF COMMITTEES OF THE BOARD
12	Report of the Audit Committee
14	Report of the Governance Committee
15	Report of the E & S Committee
15	Report of the Pension Committee
16	Report of the Compensation Committee

16	STATEMENT OF EXECUTIVE COMPENSATION
16	Compensation Committee Report on Executive Compensation
21	Summary Compensation Table
22	Options and SAR Grants during 2003
22	Aggregated Options and SAR exercises during 2003 and year-end Options and SAR values
23	Pension Plans
24	Severance Agreements

24	PERFORMANCE GRAPH

25	INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

25	ADDITIONAL ITEMS
25	Directors' and Officers' Liability Insurance
25	Corporate Governance
28	Shareholder Proposals
28	Availability of Documents
28	Directors' Approval

29	APPENDIX 1
STATEMENT OF CORPORATE GOVERNANCE PRACTICES

36	APPENDIX 2
DIRECTOR INDEPENDENCE

38	APPENDIX 3
TERMS OF REFERENCE – BOARD COMMITTEES

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Canadian Pacific Railway Limited will be held at the Fairmont Palliser Hotel, 133 - 9th Avenue S.W., Calgary, Alberta, at 9:00 a.m. (Mountain Time) on Tuesday, April 20, 2004, for the following purposes:

1.	to receive the consolidated financial statements for the year ended December 31, 2003, and the auditors’ report thereon;

2.	to elect directors;

3.	to appoint auditors; and

4.	to transact such other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on March 9, 2004, will be entitled to vote at the meeting and are encouraged to participate either in person or by proxy.

By order of the board of directors,

Robert V. Horte	Calgary, Alberta
Corporate Secretary	February 19, 2004

NOTE: Shareholders are entitled to vote at the meeting either in person or by proxy. Registered shareholders of Canadian Pacific Railway Limited wishing to vote by proxy are requested to complete and return the enclosed form of proxy in the envelope provided to the Corporation’s transfer agent, Computershare Trust Company of Canada. Registered shareholders may also vote by telephone or Internet by following the instructions provided on the enclosed form of proxy. Non-registered shareholders should refer to page 4 of the management proxy circular for information on how to vote their shares at the meeting. Proxies must be received by Computershare Trust Company of Canada or Georgeson Shareholder Communications Canada, agents for the Corporation, not less than 24 hours prior to the time fixed for holding the meeting (or any adjournment thereof), in order to be used at the meeting.

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MANAGEMENT PROXY CIRCULAR

GLOSSARY OF TERMS

In this management proxy circular the following terms shown in quotation marks are defined as set forth below.

“Audit Committee”	Audit, Finance and Risk Management Committee of the CPRL board of directors

“Basic Pension Plan”	CPRC’s Pension Plan

“CEO”	Chief Executive Officer of CPRL

“Circular”	CPRL’s Management Proxy Circular

“Comparator Group”	Large autonomous Canadian companies with annual revenues exceeding $1 billion

“Compensation Committee”
Management Resources and Compensation Committee of the CPRL board of directors

“Computershare”	Computershare Trust Company of Canada

“Corporation”	Canadian Pacific Railway Limited

“CPR”	CPRL and its direct and indirect subsidiaries, including CPRC

“CPRC”	Canadian Pacific Railway Company

“CPRL”	Canadian Pacific Railway Limited

“DSOP”	CPRL’s Directors’ Stock Option Plan

“DSU Plan”	CPRL’s Directors’ Deferred Share Unit Plan

“DSUs”	Deferred Share Units

“E&S Committee”	Environmental and Safety Committee of the CPRL board of directors

“Employee Shares”	Shares held by CPR employees under the ESPP

“ESPP”	CPRL’s Employee Share Purchase Plan

“ESPP Administrator”	Computershare

“Executive DSU Plan”	CPRL’s Senior Executives’ Deferred Share Unit Plan

“Exchange Act”	United States Securities Exchange Act of 1934, as amended

“Executive Officers”	Officers of CPR at the level of Vice-President and above

“Georgeson”	Georgeson Shareholder Communications Canada

“Governance Committee”
Corporate Governance and Nominating Committee of the CPRL board of directors

“LTIP”	CPR’s Long Term Incentive Plan in place from January 1, 1999 to December 31, 2002

“MD&A”	Management’s Discussion and Analysis

“Meeting”	CPRL annual meeting of shareholders to be held on April 20, 2004

“Named Executive Officers”
Executive Officers named in the Summary Compensation Table of this Circular

“Notice”	Notice of the Meeting

“NYSE”	New York Stock Exchange

“NYSE Standards”	Corporate governance listing standards of the NYSE

“Options”	CPRL stock options

“Pension Committee”	Pension Trust Fund Committee of the CPRL board of directors

“Performance Incentive Plan”
Canadian Pacific Railway Performance Incentive Plan

“Proposed TSX Guidelines”
Amendments to the TSX’s corporate governance guidelines published for comment in April and November of 2002

“Record Date”	March 9, 2004

“SARs”	Share appreciation rights

“SEC”	United States Securities and Exchange Commission

“Shares”	CPRL common shares

“SOA”	United States Sarbanes-Oxley Act of 2002

“Stock Option Plan”	CPRL’s Management Stock Option Plan

“Supplemental Pension Plan”
Canadian Pacific Railway’s Management Supplemental Plan

“TSX”	Toronto Stock Exchange

“TSX Guidelines”	Corporate governance guidelines of the TSX, Part IV, Sections 472-475 of the TSX Company Manual

2     Canadian Pacific Railway

GENERAL INFORMATION

This Circular is furnished in connection with the solicitation of proxies by the management of the Corporation to be used at the Meeting to be held on April 20, 2004, at the Fairmont Palliser Hotel, 133 – 9th Avenue S.W., Calgary, Alberta, for the purposes set out in the accompanying Notice .

The cost of soliciting proxies will be borne by CPRL. While proxies will be solicited primarily by mail, certain employees of CPRL may also solicit proxies in person or by telephone. CPRL has retained Georgeson, 66 Wellington Street West, Toronto Dominion Bank Tower, Suite 5210, Toronto, Ontario, M5K 1J3, at a fee of approximately $32,500 plus out-of-pocket expenses, to aid in the solicitation of proxies in Canada and the United States.

Proxies are counted and tabulated by CPRL’s transfer agent, Computershare, 9th Floor, 100 University Avenue, Toronto, Ontario, M5J 2Y1. Computershare maintains the confidentiality of individual shareholder votes. However, proxies will be submitted to management where they contain comments clearly intended for management or to meet legal requirements.

Unless otherwise noted, the information contained in this Circular is given as of February 19, 2004, and all dollar amounts used in this document are in Canadian dollars.

INFORMATION ON VOTING
Voting Shares and Principal Shareholders

At February 19, 2004, there were 158,679,209 Shares outstanding. Each Share carries one vote.

To the knowledge of the directors and officers of CPRL, based on information at February 19, 2004, no individual or corporation beneficially owned, directly or indirectly, or exercised control over, more than ten per cent of the outstanding Shares.

Record Date and Provisions Relating to Voting

The board of directors of CPRL has fixed March 9, 2004, as the Record Date for the purpose of determining shareholders entitled to receive the Notice. Each shareholder is entitled to one vote for each Share held, as shown as registered in such holder’s name on the list of shareholders prepared as of the close of business on the Record Date.

Appointment of Proxyholders

Shareholders wishing to be represented by proxy at the Meeting must deposit a properly executed proxy with Computershare or Georgeson, agents for CPRL, not less than 24 hours prior to the time fixed for holding the Meeting (or any adjournment thereof).

Registered shareholders may also vote by telephone or over the Internet by following the instructions provided on the enclosed form of proxy.

All Shares represented by a properly executed proxy will be voted or withheld from voting on the matters identified in the Notice in accordance with the instructions of the shareholder as specified thereon.

Shareholders who have appointed a named appointee of management to act and vote on their behalf, as provided in the enclosed form of proxy, and who do not provide instructions concerning any matter identified in the Notice will have the Shares represented by such proxy voted FOR the election of the persons nominated for election as directors as set forth in this Circular and FOR the appointment of PricewaterhouseCoopers LLP as auditors.

The enclosed form of proxy, when properly signed, confers discretionary authority on the person or persons named to vote on any amendment to matters identified in the Notice and on any other matter properly coming before the

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Meeting. Management is not aware of any such amendment or other matter. If, however, any such amendment or other matter properly comes before the Meeting, the proxies will be voted at the discretion of the person or persons named on the form of proxy, all of whom are officers of CPRL.

Non-registered shareholders, or shareholders that hold their Shares in the name of a “nominee”, such as a bank, trust company, securities broker or other financial institution, will have received this Circular in a mailing from their nominee, together with a form of proxy or voting instruction form. It is important that non-registered shareholders follow the voting instructions provided to them by their nominee. Since CPRL’s registrar and transfer agent, Computershare, does not maintain a record of the names of the Corporation’s non-registered shareholders, Computershare will have no knowledge of a non-registered shareholder’s right to vote, unless the nominee has appointed the non-registered shareholder as proxyholder. Non-registered shareholders wishing to vote in person at the Meeting must insert their name in the space provided on the form of proxy or voting instruction form, received from their nominee, and adhere to the signing and return instructions provided by their nominee. By doing so, non-registered shareholders are instructing their nominee to appoint them as proxyholder.

Employee Shares held under the ESPP are registered in the name of Computershare, the ESPP Administrator, until such time as the Shares are withdrawn from the ESPP pursuant to its terms and conditions.

Voting rights attached to Employee Shares may be exercised through the use of a voting instruction form which provides instructions regarding the voting of Employee Shares by mail, telephone or Internet. Holders of Employee Shares will have received this Circular together with the voting instruction form.

Employee Shares will be voted in accordance with the instructions received from the employee, being the beneficial owner of the Employee Shares. Only those Employee Shares in respect of which a voting instruction form has been signed and returned or in respect of which voting instructions have been conveyed by telephone or Internet will be voted.

Holders of Employee Shares who have appointed Computershare to act and vote on their behalf, as provided for in the enclosed voting instruction form, and who do not provide instructions concerning any matter identified in the Notice will have the Employee Shares represented by such voting instruction form voted FOR the election of the persons nominated for election as directors as set forth in this Circular and FOR the appointment of PricewaterhouseCoopers LLP as auditors.

Revocability of Proxies

A registered shareholder or holder of Employee Shares may revoke a proxy by depositing an instrument in writing executed by such shareholder or by such shareholder’s attorney authorized in writing (or, in the case of a corporation, by a duly authorized officer or attorney), either at the Office of the Corporate Secretary, Canadian Pacific Railway, Suite 2000, Gulf Canada Square, 401 – 9th Avenue S.W., Calgary, Alberta, T2P 4Z4, Canada, at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof, or with the Chairman of the Meeting on the day of the Meeting, or an adjournment thereof, or in any other manner permitted by law.

If voting instructions were conveyed by mail, telephone or the Internet, the conveying of new instructions by any of these means will supersede the prior instructions.

Non-registered shareholders who have voted and who wish to change their voting instructions should contact their nominee to discuss the appropriate procedure to follow in this regard.

4     Canadian Pacific Railway

BUSINESS TO BE TRANSACTED AT THE MEETING

This Circular contains information relating to the receipt of CPRL’s audited consolidated financial statements, the election of directors and the appointment of auditors.

1. FINANCIAL STATEMENTS
The audited consolidated financial statements of the Corporation for the year ended December 31, 2003, and the report of the auditors thereon will be placed before the Meeting. These audited consolidated financial statements form part of the Annual Report of the Corporation which was mailed to shareholders with the Notice and Circular. Additional copies of the Annual Report, in English or French, may be obtained from the Corporate Secretary of CPRL upon request and will be available at the Meeting.

2. ELECTION OF DIRECTORS
CPRL’s articles provide for the board of directors to consist of a minimum of five and a maximum of 20 directors.

Mr. Tim Faithfull was appointed to the board of directors on December 10, 2003, the board having that day increased the number of directors from 11 to 12, for a term ending at the close of the Meeting.

The Rt. Hon. The Viscount Weir will retire at the Meeting, having attained the retirement age for directors under the terms of the Corporation’s General By-Law. Accordingly, the board has reduced the number of directors from 12 to 11, effective April 20, 2004.

The terms of office of each of the remaining directors will expire at the close of the Meeting. Shareholders will be asked to elect directors to hold office until the close of the next annual meeting of shareholders or until their successors are otherwise duly elected or appointed.

The Governance Committee reviews annually the qualifications of persons proposed for election to the board of directors and submits its recommendations to the board for consideration. The persons proposed for nomination are, in the opinion of the board, well qualified to act as directors for the ensuing year. Each nominee has established his or her eligibility and willingness to serve as a director if elected. The persons named in the proxy are officers of CPRL who intend to vote at the Meeting for the election of the nominees whose names are set out below, unless specifically instructed on the proxy to withhold such vote. If, prior to the Meeting, any of the listed nominees becomes unable or unwilling to serve, the persons named in the proxy will have the right to use their discretion in voting for such other properly qualified nominees.

The board has established the following committees: the Audit Committee, the Governance Committee, the E&S Committee, the Compensation Committee, and the Pension Committee. The board does not have an Executive Committee. The membership of these committees is set out in the table below.

Information regarding the proposed nominees and the number of Shares, Options and DSUs of CPRL beneficially owned by each of them, is as follows:

Nominees for Election to the Board of Directors

Name and Municipality of	Principal Occupation	Membership on
Residence		Committees and CPRL
(Director since)		Holdings

Stephen E. Bachand Ponte Vedra, Florida (October 2001)	Former President and Chief Executive Officer of Canadian Tire Corporation, Limited, a hardgoods retailer specializing in automotive, sports and leisure, and home products. He held that position from March 1993 until his retirement in August 2000. He is also a director of the Bank of Montreal and Fairmont Hotels & Resorts Inc.	Chair of the Compensation Committee Member of the Audit Committee and the Governance Committee 3,129 Shares 16,000 Options 8,220 DSUs

5

Name and Municipality of	Principal Occupation	Membership on
Residence		Committees and CPRL
(Director since)		Holdings

John E. Cleghorn, O.C., F.C.A. Toronto, Ontario (October 2001)	Chairman of SNC-Lavalin Group Inc., an international engineering and construction firm. He is the retired Chairman and Chief Executive Officer of the Royal Bank of Canada. He held that position from January 1995 until his retirement in July 2001. He is also a director of Finning International Inc., Molson Inc., Nortel Networks Corporation and Nortel Networks Limited. He is Chairman of the Faculty of Management, International Advisory Board and a Governor of McGill University, Immediate Past Chairman of Historica Foundation of Canada and Chancellor Emeritus of Wilfrid Laurier University.	Chair of the Pension Committee Member of the Audit Committee and the Governance Committee 5,000 Shares 16,000 Options 1,580 DSUs

Tim W. Faithfull Richmond, Surrey, England (December 2003)	Retired President and Chief Executive Officer of Shell Canada Limited, an oil and gas company. He held that position from April 1999 until July 2003. From 1996 until 1999 he was Chairman and Chief Executive Officer of Shell Companies in Singapore. During this period he was also a director of DBS Bank and PSA Corporation. Between 1999 and July 2003 he was a member of the boards of Calgary Health Trust and The EPCOR Centre for the Performing Arts. He is a director of TransAlta Corporation and Shell Pensions Trust Limited.	Member of the Governance Committee, the E&S Committee and the Pension Committee 1,460 Shares 3,790 DSUs

Jacques Lamarre Montreal, Quebec (October 2001)	President and Chief Executive Officer of SNC-Lavalin Group Inc., an international engineering and construction firm. He has held that position since May 1996. He is Chairman of The Conference Board of Canada, a member of the World Economic Forum and the British North American Committee of the C.D. Howe Institute. He is also a director of the Royal Bank of Canada and the Canadian Council of Chief Executives.	Member of the Governance Committee, the E&S Committee and the Pension Committee 500 Shares 16,000 Options 2,465 DSUs

James E. Newall, O.C. Calgary, Alberta (October 2001)	Chairman of the Board of Directors of the Corporation and Chairman of NOVA Chemicals Corporation, a chemicals company producing sytrenics and olefins and polyolefin products. He has held the latter position since July 1998. He served as Chief Executive Officer of NOVA Corporation from August 1991 until July 1998. He is also a director of Alcan Inc., Maple Leaf Foods, Nova Chemicals Corporation and Royal Bank of Canada.	Chair of the Governance Committee 20,000 Shares 16,000 Options 14,953 DSUs

6     Canadian Pacific Railway

Name and Municipality of	Principal Occupation	Membership on
Residence		Committees and CPRL
(Director since)		Holdings

Dr. James R. Nininger Ottawa, Ontario (October 2001)	Retired President and Chief Executive Officer of The Conference Board of Canada, a private not-for-profit research group. He held that position from September 1978 until his retirement in August 2001. He is also a director of Power Corporation of Canada, a member of the Human Resources Committee of the National Arts Centre, a member of the Board of Directors of Community Foundations of Canada, the Community Foundation of Ottawa and the Canadian Patient Safety Institute.	Member of the Governance Committee, the E&S Committee and the Compensation Committee 1,500 Shares 16,000 Options 452 DSUs

Madeleine Paquin Montreal, Quebec (October 2001)	President and Chief Executive Officer of Logistec Corporation, an international stevedoring company. She has held that position since January 1996. She is also a director of Sun Life Assurance Company of Canada, Sun Life Financial Services of Canada Inc., Aéroports de Montréal, the Chamber of Maritime Commerce and Quebec Railway Corporation and is a Member of the Ivey Advisory Board, Richard Ivey School of Business.	Member of the Governance Committee and the E&S Committee 100 Shares 16,000 Options 2,175 DSUs

Michael E.J. Phelps, O.C. West Vancouver, British Columbia (October 2001)	Chairman of Dornoch Capital Inc., a private investment company. He is also Chairman of the Advisory Board, Duke Energy Gas Transmission-Canada. He is the former Chairman and Chief Executive Officer of Westcoast Energy Inc. He held that position from June 1988 until March 2002. He is a director of the Canadian Imperial Bank of Commerce, Canfor Corporation and Duke Energy Corporation. He is a member of the Advisory Board of Aon Reed Stenhouse Inc. He was appointed an Officer of the Order of Canada in 2001.	Chair of the E&S Committee Member of the Governance Committee and the Compensation Committee 13,479 Shares 16,000 Options 452 DSUs

Roger Phillips, O.C. Regina, Saskatchewan (October 2001)	Retired President and Chief Executive Officer of IPSCO Inc., a steel manufacturing company. He held that position from February 1982 until his retirement in December 2001. He is also a director of Inco Limited, Toronto Dominion Bank, Fording Inc., Imperial Oil Limited and Cleveland-Cliffs Inc. Mr. Phillips is a Fellow of the Institute of Physics and a Member of the Canadian Association of Physicists. He is also President of La Sauciere Investments Inc., a private company. He was appointed an Officer of the Order of Canada in 1999 and was presented with the Saskatchewan Order of Merit in 2002.	Chair of the Audit Committee Member of the Governance Committee and Pension Committee 3,088 Shares 16,000 Options 5,678 DSUs

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Name and Municipality of	Principal Occupation	Membership on
Residence		Committees and CPRL
(Director since)		Holdings

Robert J. Ritchie Calgary, Alberta (October 2001)
President and Chief Executive Officer of the Corporation. He is also President and Chief Executive Officer of CPRC, a position that he has held since March 1995. He is a director of ShawCor Ltd. and is on the Advisory Board of Willis Canada Inc. He is also a director and Chair of the Railway Association of Canada and a director of the Association of American Railroads and the Van Horne Institute.
74,115 Shares 768,800 Options 49,919 DSUs

Michael W. Wright Longboat Key, Florida (October 2001)
Former Chairman of the Board and Chief Executive Officer of SUPERVALU INC., a food distributor and grocery retailer. He was Chairman and Chief Executive Officer from June 1981 to June 2001 and Chairman until June 2002. He is also a past chairman of Food Distributors International and the Food Marketing Institute. He is a director of Wells Fargo & Company, Honeywell International, Inc., S.C. Johnson & Son, Inc., Cargill Inc. and The Food Marketing Institute. He is a Trustee Emeritus of the University of Minnesota Foundation and is a member of the University of Minnesota Law School Board of Visitors and the Board of Trustees of St. Thomas Academy.
Member of the Audit Committee, the Governance Committee and the Compensation Committee 1,000 Shares 16,000 Options 7,475 DSUs

Board of Directors’ Compensation

Compensation Philosophy

Directors who are also employees of CPR do not receive any compensation for board or committee service. The following compensation philosophy therefore applies only to non-employee directors.

The compensation philosophy was reviewed in July of 2003 by external compensation consultants. A subset of Canadian autonomous companies with annual revenues between $2 billion and $10 billion was selected as the comparator group used to establish competitive pay practices for the directors. Cash compensation was targeted at the 50th percentile and stock-based compensation at the 75th percentile, resulting in a total direct compensation target between the 50th and 75th percentiles of the comparator group.

As a result of the review, the DSOP was suspended on July 21, 2003, and replaced with annual grants of DSUs. Newly appointed or elected directors are entitled to receive an initial grant of $100,000 in DSUs upon joining the board, and thereafter an annual grant of $50,000 in DSUs following each annual meeting of shareholders.

2003 Directors’ Compensation

To align the composition of the Chairman’s compensation with the above philosophy and to move toward the target levels, a number of changes were made, effective April 1, 2003. The Chairman’s total direct compensation was increased from $200,000 to $233,000, and the difference of $33,000 paid to him in DSUs. His annual cash retainer was also reduced from $200,000 to $150,000, and the difference of $50,000 paid in the form of DSUs. As a result, the Chairman’s total compensation in 2003 was as follows:

8     Canadian Pacific Railway

•	cash retainer of $162,500 (which he elected to receive in the form of DSUs pursuant to the DSU Plan);
•	stock-based compensation of $62,250 in DSUs; and
•	grant of 4,000 Options (suspended after July 2003).

The Chairman was also reimbursed for travel and out-of-pocket expenses related to the board and committee meetings.

To move toward the above-stated compensation philosophy, the annual stock-based compensation for other non-employee directors was increased by $20,000, effective April 1, 2003. In addition, to reflect the increased responsibilities and time commitment associated with Audit Committee membership, the annual Audit Committee retainer was increased to $10,000 for the committee chairman and to $6,000 for other committee members, effective April 1, 2003. Actual compensation in 2003 for non-employee directors was therefore as follows:

•	annual retainer of $25,000 (unchanged);
•	stock-based compensation of $15,000 in DSUs (new in 2003);
•	grant of 4,000 Options (suspended after July 2003);
•	annual committee chair retainer of $5,000 ($8,950 for the Audit Committee chairman);
•	annual committee member retainer of $3,000; ($5,500 for Audit Committee members);
•	per-meeting board attendance fee of $1,500; and
•	per-meeting committee attendance fee of $1,500.

The actual 2003 compensation for the Chairman of the board and other non-employee directors reflects the effective dates of the various changes in compensation referred to earlier in this Board of Directors’ Compensation section.

In respect of the year 2003, the average cash compensation paid to non-employee directors other than the Chairman and Mr. Faithfull, was $71,254. Mr. Faithfull was appointed to the board on December 10, 2003, and received $100,000 in DSUs at that time.

Non-employee directors not resident in Canada were paid the same face amount of annual retainers and meeting fees in U.S. dollars. Non-employee directors were also reimbursed for travel and out-of-pocket expenses related to the board and committee meetings.

Directors’ Ownership Requirements

To ensure that directors’ compensation is aligned with shareholders’ interests, non-employee directors are required to hold $125,000 in either Shares or DSUs within five years of their initial election or appointment to the board. The Chairman of the board is required to hold $750,000 in either Shares or DSUs. These amounts represent five times (increased in 2003 from four times) their respective annual cash retainers.

Shareholdings of Directors

•	Total Shares held by non-employee directors: 51,797
•	Total DSUs held by non-employee directors: 47,850
•	Total value of Shares and DSUs held by non-employee directors: $3,263,439, based on the closing price of the Shares on the TSX as of February 19, 2004, which was $32.75.

Directors’ Deferred Share Unit Plan (DSU Plan)

Under the DSU Plan, the directors may elect annually to receive all or a portion of their annual retainer and committee and meeting fees in the form of DSUs. A DSU is a bookkeeping entry having the same value as one Share, but is not paid out in cash until the director leaves the board, thereby providing an ongoing equity stake in the Corporation throughout the director’s tenure. DSUs attract dividends in the form of additional DSUs at the same rate as dividends on Shares. After leaving the board, the director will receive a cash amount equal to the value of the DSUs held by such director, based on the market value of the Shares at that time, minus applicable taxes.

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The director must elect to participate in this aspect of the DSU Plan prior to the beginning of each calendar year. In addition, the DSU Plan provides for all directors to receive 100% of their long-term compensation in the form of DSUs.

Only non-employee directors participate in the DSU Plan.
Only non-employee directors participate in the DSU Plan.

Directors’ Stock Option Plan (DSOP)

Following the 2003 Annual Meeting, each non-employee director received a grant of 4,000 Options at an exercise price of $32.82. The grant date was May 1, 2003.

On July 21, 2003, the board of directors suspended all further grants of Options under the DSOP. The DSOP previously provided grants of Options to purchase 8,000 Shares to each newly-appointed or elected non-employee director. Non-employee directors also received annual grants of 4,000 Options on the third trading day of the TSX following each annual meeting of shareholders at which directors were elected. The exercise price for Options was set at the market value of Shares at the time of grant. Subject to applicable securities rules, Options granted under the DSOP may be exercised from time to time on and after the date of the grant for a period of 10 years. Outstanding Options granted prior to the suspension of the DSOP on July 21, 2003, remain in effect with no amendments. The maximum number of Shares approved for issuance under the DSOP is 500,000. As of December 31, 2003, there were 340,000 Options remaining in the pool.

Directors’ Meeting Attendance

Summary of Board and Committee Meetings held for the 12-month period ended December 31, 2003:

Meeting Type	Totals

Board	7
Audit Committee	7
Governance Committee	4
E&S Committee	2
Compensation Committee	4
Pension Committee	3

Total number of meetings held	27

Summary of Meeting Attendance of Directors for the 12-month period ended December 31, 2003:

Director	Board Meetings Attended	Committee Meetings Attended

Stephen E. Bachand	7 of 7	14 of 15
John E. Cleghorn, O.C., F.C.A.	7 of 7	13 of 14
Tim W. Faithfull (1)	1 of 1	—
Jacques Lamarre	5 of 7	9 of 9
James E. Newall, O.C.	7 of 7	10 of 10
Dr. James R. Nininger	7 of 7	10 of 10
Madeleine Paquin	6 of 7	4 of 6
Michael E.J. Phelps, O.C.	5 of 7	9 of 10
Roger Phillips, O.C.	7 of 7	14 of 14
Robert J. Ritchie (2)	7 of 7	—
The Rt. Hon. The Viscount Weir (3)	6 of 7	7 of 9
Michael W. Wright	6 of 7	15 of 15

(1) Appointed to the board on December 10, 2003, and was not eligible to attend committee meetings in 2003.
(2) Attends committee meetings, in full or in part, as appropriate, as a non-voting director at the request of the committees.
(3) Will retire at the 2004 Meeting.

10     Canadian Pacific Railway

3. APPOINTMENT OF AUDITORS

A resolution will be submitted to the Meeting appointing PricewaterhouseCoopers LLP as auditors of CPRL for a term expiring at the close of the 2005 annual meeting of shareholders. To be effective, the resolution must be approved by a majority of the votes cast by the shareholders voting in respect of the resolution. Representatives of PricewaterhouseCoopers LLP will be present at the Meeting with the opportunity to make a statement if they so desire and to respond to appropriate questions.

PricewaterhouseCoopers LLP and its predecessor firm have acted as the auditors of the Corporation’s wholly-owned subsidiary, CPRC, for more than five years and have been the Corporation’s auditors since October 1, 2001.

Audit and Non-Audit Fees and Services - 2003 & 2002

Fees payable to PricewaterhouseCoopers LLP for the years ended December 31, 2003, and December 31, 2002, totaled $1,501,000 and $2,447,000, respectively, as detailed in the following table:

	Year ended	Year ended
	December 31, 2003	December 31, 2002

Audit Fees	$855,000	$885,000

Audit-Related Fees	$329,000	$245,000

Tax Fees	$310,000	$589,000

All Other Fees	$7,000	$728,000

TOTAL	$1,501,000	$2,447,000

The nature of the services provided by PricewaterhouseCoopers LLP under each of the categories indicated in the table is described below.

Audit Fees

Audit fees were for professional services rendered for the audit of CPR’s annual financial statements and services provided in connection with statutory and regulatory filings or engagements.

Audit-Related Fees

Audit-related fees were for assurance and related services reasonably related to the performance of the audit or review of the annual statements and are not reported under “Audit Fees” above. These services consisted of: special attest services as required by various government entities; accounting consultations and special audits in connection with acquisitions; the audit of financial statements of certain subsidiaries and of various pension and benefits plans of CPR; the audit of fuel indices; assistance with prospectus filings; and assistance with preparations for compliance with Section 404 of the SOA.

Tax Fees

Tax fees were for tax compliance, tax advice and tax planning professional services. These services consisted of: tax compliance including the review of tax returns; assistance with questions regarding tax audits, the preparation of employee tax returns under CPR’s expatriate tax services program and assistance in completing routine tax schedules and calculations;

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tax planning and advisory services relating to common forms of domestic and international taxation (i.e. income tax, capital tax, goods and services tax, and valued added tax); and, in 2002, assistance with tax filings for the reorganization of CPR’s former parent company, Canadian Pacific Limited.

All Other Fees

Fees disclosed under this category were for products and services other than those described under “Audit Fees”, “Audit-Related Fees” and “Tax Fees”, above. In 2003, these services consisted of assistance in reviewing an agreement and proposed transaction, and in 2002 of: assistance with insurance claims; consultation on computer systems for human resources, freight handling, management reporting and budgeting; financial information systems design and implementation services, which services were completed before July 30, 2002; and assistance with financial forecasting for a proposed joint venture.

REPORTS OF COMMITTEES OF THE BOARD

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is comprised of four directors, all of whom are unrelated and independent. Its purpose is to fulfill applicable public company audit committee obligations and to assist the board in fulfilling its responsibilities in relation to the oversight of the external and internal auditors and financial and risk management matters, including internal and disclosure controls and procedures.

The Audit Committee reviewed its Terms of Reference in 2003, taking into account, among other things, the NYSE Standards, the SOA, the TSX Guidelines and Proposed TSX Guidelines. Changes to the Terms of Reference were approved by the board as recommended to it by the Audit Committee. A copy of the revised Terms of Reference is attached to this Circular in Appendix 3.

In addition to other matters dealt with in 2003, the Audit Committee:

Financial Reporting

•	reviewed with management and the external and internal auditors prior to publication, the annual consolidated financial statements and notes thereto, the annual MD&A, the interim financial statements and notes thereto, the interim MD&A, and the Annual Information Form; and
•	reviewed with management and the external auditors, all critical accounting polices, estimates and practices to be used in the annual audit and interim reviews, and all alternative treatments of financial information within generally accepted accounting principles that had been discussed with management, and the ramifications thereof;

External Auditors

•	reviewed and confirmed the independence of the Corporation’s external auditors, based on the external auditors’ disclosure of its relationships with the Corporation;
•	reviewed the performance and qualifications of the external auditors and recommended their re-appointment for shareholders’ approval;
•	reviewed with management and the external auditors the scope and plans of the annual audit;
•	met privately with representatives of the external auditors to discuss audit matters, the relationship and communications between the external auditors and management, and other issues which the external auditors or the Audit Committee wished to discuss;
•	approved a policy governing the hiring of current and former employees of the external auditors; and
•	reviewed and pre-approved the provision by the external auditors of certain non-audit services not prohibited by the SOA;

12     Canadian Pacific Railway

Internal Auditors

•	reviewed the skills, experience and performance of the internal auditors;
•	reviewed the annual work plan of the internal auditors, including resources;
•	reviewed and discussed with the board and management reports by the internal auditors on the audits performed, and monitored management’s responses to matters set forth therein; and
•	met privately with the Director, Internal Audit, from time to time and prior to approving all annual and interim financial results press releases, financial statements, notes, MD&A and other financial reporting documents, to discuss any issues which the Director, Internal Audit or the Audit Committee wished to raise;

Internal Controls and Financial Reporting Processes

•	reviewed with management and the internal and external auditors the adequacy of the internal controls and disclosure controls and procedures and reviewed reports thereon provided by the Disclosure Policy Committee; and
•	reviewed with the internal auditors the internal controls and procedures relating to expense accounts of officers at the level of Vice-President and above;

Complaints Process

•	reviewed and established procedures, including the implementation of an independent, confidential and anonymous phone line (A-Line), for:
•	the receipt, retention and treatment of complaints regarding accounting, internal accounting controls and auditing matters, and
•	the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

Finance and Treasury

•	approved and monitored the financing plan for 2003;
•	reviewed all major financings; and
•	reviewed the activities and plans of the Treasury Department;

Risk Management

•	received reports on, and reviewed with management, matters relating to the enterprise risk management program, including insurance matters; and
•	approved a Code of Ethics for the CEO and senior financial officers;

Pension Plan

•	in conjunction with the Pension Committee, reviewed the financial status of, and funding issues related to, the defined benefit pension option, and recommended approval by the board of a lump-sum additional contribution by CPRC to the defined benefit pension fund.

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Throughout 2003, the Audit Committee met regularly with the external auditors, the Director, Internal Audit, the Executive Vice-President and Chief Financial Officer, the Vice-President and Comptroller, the Vice-President and Treasurer and other members of management.

The Audit Committee is satisfied that it has fulfilled all of its responsibilities under its Terms of Reference in 2003.

R. Phillips (Chair), S.E. Bachand, J.E. Cleghorn, M.W. Wright

REPORT OF THE GOVERNANCE COMMITTEE

The Governance Committee is comprised of all 11 independent and unrelated members of the board. It has overall responsibility for monitoring and assessing the functioning of the board and its committees, and for developing and implementing good corporate governance practices. In addition, the Governance Committee identifies individuals qualified to become board members and recommends to the board the director nominees for the annual meetings of shareholders. It also has oversight responsibility in respect of major issues of public policy relevant to the business of the Corporation and its subsidiaries.

The Governance Committee reviewed its Terms of Reference in 2003, taking into account, among other things, the NYSE Standards, the SOA, the TSX Guidelines and the Proposed TSX Guidelines. Changes to the Terms of Reference were approved by the board as recommended by the Governance Committee. A copy of the revised Terms of Reference is attached to this Circular in Appendix 3.

In addition to other matters dealt with in 2003, the Governance Committee:

•	in the context of a search conducted to engage a new director in light of the pending retirement of The Rt. Hon.,The Viscount Weir at the close of the Meeting, reviewed the size and composition of the board and the experience and qualifications required of the new director;
•	recommended the appointment of Mr. T.W. Faithfull as a director and a member of the Governance Committee, the E&S Committee and the Pension Committee of the board, on December 10, 2003, with a view to recommending his nomination for election as a director at the Meeting;
•	recommended to the board the nominees to stand for election as directors at the Meeting;
•	reviewed matters relating to the independence of each director and recommended approval by the board of criteria for director independence and of the Governance Committee’s assessment of the independence of each director;
•	reviewed matters relating to the qualifications and designation of members of the Audit Committee as audit committee financial experts and recommended approval by the board of the designation of such experts;
•	conducted an evaluation of the effectiveness of the board, its committees and each director, including the Chairman of the Board;
•	reviewed and recommended to the board the director compensation philosophy and compensation to be paid to non-employee directors;
•	approved corporate governance guidelines for CPR;
•	recommended to the board a revised Code of Business Ethics for CPR;
•	evaluated the performance of the CEO and, upon recommendation by the Compensation Committee, approved the compensation to be paid to him in 2003;
•	reviewed and monitored matters relating to CPR’s approach to corporate governance, in order to maintain the highest standards in that regard; and
•	reviewed various matters relating to senior officer succession planning.

The Governance Committee met privately without management present prior to each meeting of the board, to discuss corporate governance and other matters relating to its mandate.

14     Canadian Pacific Railway

The Governance Committee is satisfied that it has fulfilled all of its responsibilities under its Terms of Reference in 2003.

J.E. Newall (Chair), S.E. Bachand, J.E. Cleghorn, T.W. Faithfull, J. Lamarre, J.R. Nininger, M. Paquin, M.E.J. Phelps, R. Phillips, The Rt. Hon., The Viscount Weir, M.W. Wright

REPORT OF THE E&S COMMITTEE

The E&S Committee is comprised of six directors, all of whom are unrelated and independent. Its purpose is to review and evaluate with management the environmental and safety practices, policies and procedures of CPR to ensure their effective implementation and compliance with applicable legislation, regulatory requirements and industry standards. The E&S Committee also reviews reports on, and monitors, specific environmental and safety issues and incidents, provides advice and direction to management thereon, and makes reports and recommendations to the board on environmental and safety matters.

The E&S Committee reviewed its Terms of Reference in 2003 and determined that no changes were required. A copy of the Terms of Reference is attached to this Circular in Appendix 3.

In addition to other matters dealt with in 2003, the E&S Committee:

•	reviewed with management all significant environmental matters relating to CPR, including legal and regulatory issues, the status of specific environmental issues, including the environmental audit program and corrective actions, CPR’s overall environmental remediation plan and resources, and wildlife mortality on the railway, and provided direction and guidance to management thereon;
•	reviewed with management all significant safety matters relating to CPR, including legal and regulatory issues, CPR’s overall approach to safety issues, its record of personal injuries and other accidents during 2003, and the status of specific personal injury incidents and fatalities, and provided direction and guidance to management thereon;
•	reviewed reports on CPR’s involvement in the Responsible Care® program; and
•	reviewed a report on CPR’s approach to social responsibility.

The E&S Committee is satisfied that it has fulfilled all of its responsibilities under its Terms of Reference in 2003.

M.E.J. Phelps (Chair), T.W. Faithfull, J. Lamarre, J.R. Nininger, M. Paquin, The Rt. Hon., The Viscount Weir

REPORT OF THE PENSION COMMITTEE

The Pension Committee is comprised of five directors, all of whom are unrelated and independent. Its purpose is to assist the board in overseeing the administration and governance of the pension plans of CPRC, in order to meet applicable legal and fiduciary obligations to plan members.

The Pension Committee reviewed its Terms of Reference in 2003 and determined that no amendment was required, except to reduce the quorum requirement for committee meetings from three members to two. A copy of the Terms of Reference is attached to this Circular in Appendix 3.

In addition to other matters dealt with in 2003, the Pension Committee:

•	reviewed and monitored the outsourcing to new investment and asset managers of the defined benefit pension funds;
•	reviewed and monitored the performance of the defined benefit and defined contribution pension funds;
•	approved amendments to the defined benefit plan statement of investment policies and procedures;
•	reviewed the financial status of, and funding issues related to, the defined benefit pension option, and recommended approval by the board of a lump-sum additional contribution by CPRC to the defined benefit pension option;
•	reviewed and approved the pension plan audited financial statements; and
•	appointed PricewaterhouseCooper LLP as auditor of the Canadian Pacific Railway Company Pension Plan.

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The Pension Committee is satisfied that it has fulfilled all of its responsibilities under its Terms of Reference in 2003.

J.E. Cleghorn (Chair),T.W. Faithfull, J. Lamarre, R. Phillips, The Rt. Hon., The Viscount Weir

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee is comprised of four directors, all of whom are unrelated and independent. Its purpose is to fulfill applicable public company compensation committee legal obligations and to discharge the board’s responsibilities relating to:

•	the appointment, compensation and reporting relationships of the Executive Officers;
•	the compensation philosophy of CPR;
•	the adoption and amendment of Options and retirement plans, subject to shareholder approval if required;
•	the establishment of performance objectives and the conduct of performance evaluations for certain Executive Officers;
•	CPR’s organizational health; and
•	succession planning.

The Compensation Committee reviewed its Terms of Reference in 2003, taking into account, among other things, the NYSE Standards, the SOA, the TSX Guidelines and the Proposed TSX Guidelines. Changes to the Terms of Reference were approved by the board as recommended to it by the Compensation Committee. A copy of the revised Terms of Reference is attached to this Circular in Appendix 3.

In addition to other matters dealt with in 2003, the Compensation Committee:

•	reviewed current trends in compensation and CPR’s overall compensation philosophy;
•	recommended to the Governance Committee the compensation to be paid to the CEO in 2003;
•	recommended to the board the compensation to be paid to all other Executive Officers in 2003;
•	established the 2003 performance objectives for the CEO;
•	recommended to the board approval of management Options grants;
•	recommended to the board approval of the targets and measures for the Performance Incentive Plan in 2003;
•	recommended to the board approval of the performance incentive awards to be paid in respect of the Performance Incentive Plan for 2002;
•	reviewed and discussed with management CPR’s organizational health;
•	recommended approval by the board of various senior officer appointments;
•	discussed matters and issues relating to the succession plan for senior officers; and
•	recommended approval by the board of pension plan amendments.

The Compensation Committee is satisfied that it has fulfilled all of its responsibilities under its Terms of Reference in 2003.

S.E. Bachand (Chair), J.R. Nininger, M.E.J. Phelps, M.W. Wright

STATEMENT OF EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Compensation Philosophy and Process

CPR’s executive compensation program is designed to attract and retain talented executives and to focus their efforts on performance improvement and sustained shareholder value creation. Total compensation for each Executive Officer, including those named in the Summary Compensation Table, is designed to be between the 50th and 75th percentiles of corresponding positions in the Comparator Group. This design is accomplished through targeting base salary and annual incentive compensation at the 50th percentile of the Comparator Group while placing stock-based compensation at the 75th percentile of the Comparator Group.

16     Canadian Pacific Railway

The compensation of Executive Officers, including the Named Executive Officers, is evaluated and recommended by the Compensation Committee to the Governance Committee, in the case of the CEO, and by the Compensation Committee to the board of directors, in the case of all the other Executive Officers. To establish competitive levels of executive compensation, the Compensation Committee reviews information obtained through independent compensation consultants.

Composition of Executive Compensation

Direct compensation for Executive Officers is comprised of base salary, annual incentive and stock-based compensation. The percentage mix of each element varies in accordance with the level of the individual’s position in the organization and is regularly reviewed against competitive practice. The percentage of direct compensation relating to both short and long-term performance incentive plans ranges from 57% for Vice-Presidents to 76% for the CEO.

Base Salary

The Compensation Committee recommends to the board of directors, and in the case of the CEO, to the Governance Committee, the base salaries of the Executive Officers, following a review of market data. Salaries are adjusted, as needed, based on individual performance, responsibility and experience, to ensure that they reflect the contribution of each Executive Officer. In establishing the base salary for each Executive Officer, the Corporation targets the market median (50th percentile) paid to the comparable executive officers of the Comparator Group.

Annual Incentive Plan

The Corporation believes that incentive pay encourages employees to contribute to CPR’s business or functional units’ performance and CPR’s overall performance. To this end, CPR’s Performance Incentive Plan provides an opportunity for participants, including all Executive Officers, to earn an annual cash award based on the achievement of corporate targets and individual business objectives, which are set at the beginning of the year.

The plan was amended for the 2003 plan year to place a stronger emphasis on individual performance. The new plan design is comprised of two performance components: individual and corporate. The weighting of each component is dependent on an employee’s level in the organization. Executive Officers have an individual to corporate weighting of 25%/ 75%, senior managers have a weighting of 40%/60%, and the remaining participants have a weighting of 50%/50%.

The degree to which an award is earned under the individual component is largely dependent on the achievement of established individual performance objectives calibrated through CPR’s performance management program. For any award to be payable under the individual component, CPR must attain a minimum level of corporate performance, which is set annually by the board.

The award payable under the corporate component is dependent on how well the Corporation does against a performance target set annually by the board. For any award to be payable under the corporate component, CPR must attain a specified threshold of corporate performance, which is also set annually by the board.

Potential awards are expressed as a percentage of base salary. The target award levels for Named Executive Officers range between 35% and 60% of base salary. The maximum bonus opportunity for exceptional CPR financial performance and individual contribution is 200% of the target award level.

For the 2003 plan year the performance measure was operating income. Since the operating income threshold was not met, no award was payable based on corporate performance. In addition, since the operating income level fell below the minimum level of performance required for a payout under the individual component, in accordance with the plan design, no award was payable under the individual component of the plan. However, since uncontrollable factors such as extremely high world oil prices and the unanticipated strength of the Canadian dollar were major contributors to the operating

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income falling below the minimum level of performance, the board, upon recommendation from management, authorized a partial payout of 50% of the individual component of the plan. No awards were approved for the corporate performance component.

Stock Option Plan

The purpose of the Stock Option Plan is to encourage key officers and employees of CPR to increase shareholder value and to participate in the growth and development of CPR. The Compensation Committee makes recommendations to the board of directors regarding grants of Options to Executive Officers. In determining the size of a new grant of Options, neither the amount nor the terms of previously granted Options are taken into consideration. The CEO, as well as the Chairman of the board and the Chairman of the Compensation Committee, also have authority to grant Options to employees within certain defined parameters.

Participants in the Stock Option Plan are granted a number of Options exercisable at the last closing market price of Shares on the TSX prior to the approval of the grant. The maximum number of Shares approved for issuance under the Stock Option Plan is 11,000,000. As at December 31, 2003, there were 4,530,699 Options remaining in the pool.

There are two types of Options: regular Options and performance-accelerated Options. Regular Options expire ten years from the date of grant. Half of the regular Options become exercisable on the second anniversary of the grant and the balance on the third anniversary. Tandem SARs may be attached to half the regular Options granted. The vesting requirements and term of SARs are consistent with the regular Options to which they are attached.

Performance-accelerated Options expire five years after the date of the grant and become exercisable on the fourth anniversary of the grant, or earlier, upon the achievement by CPR of specified performance criteria. Similar to previous years’ grants, the performance Options granted in 2003 had specific operating ratio targets as the performance criteria. None of the performance Options granted to date have had vesting accelerated by performance. There is a minimum one-year vesting requirement, even if the performance criteria have been achieved prior to that time. Aside from an initial grant of performance Options in October 2001 to all participants in recognition of CPRL becoming a publicly-traded company, grants of performance Options are restricted to executives and are designed to provide additional incentive opportunity, increasing their target long-term incentive opportunity from the median to the 75th percentile of the Comparator Group.

Share Ownership Guidelines

To further align the interests of Executive Officers with those of shareholders, CPR encourages stock ownership and demonstrates this commitment by paying a significant portion of executive officer compensation through stock based compensation programs (DSUs, performance Options and regular Options).

CPR has share ownership guidelines in place for each of its Executive Officers. The guidelines set a level of share ownership, expressed as a multiple of the Executive Officer’s base salary, that the individual is required to hold. Shares and DSUs are included in determining an Executive Officer’s ownership level. The ownership guidelines range from 100% of base salary for vice-presidents and senior vice-presidents, to 200% of base salary for executive vice-presidents, to 300% of base salary for the chief operating officer and to 400% of base salary for the CEO. Each Executive Officer is expected to achieve the applicable minimum level of share ownership over a five-year period. Executive Officers promoted to a higher ownership level are expected to achieve the new level within five years from the date of the promotion.

As of December 31, 2003 all Named Executive Officers have achieved the applicable minimum level of share ownership.

18     Canadian Pacific Railway

Executive DSU Plan

The Executive DSU Plan was developed to strengthen the alignment of interests between executives and shareholders.

Under the Plan, Executive Officers may elect to receive all or a portion of their annual incentive award in DSUs. The Executive Officer must elect to participate in this aspect of the Executive DSU Plan prior to the beginning of the calendar year for which the annual incentive award is paid. When the annual incentive award is determined, the amount elected is converted to DSUs, which have a value equal to the average market price of a Share for the ten trading days immediately prior to December 31st of the calendar year for which the award is paid.

To assist in the attainment of an Executive Officer’s share ownership guideline, during the first six months following the appointment of the Executive Officer, CPR will contribute one DSU for each three Shares or DSUs acquired by the individual. For the next 54 months following that six-month period, CPR will contribute one DSU for each four Shares or DSUs acquired by the Executive Officer. The CPR match is capped at the minimum level required to meet the share ownership guidelines when combined with the Executive Officer’s contribution. The matching DSUs will vest if the underlying Shares or DSUs are held for a three-year period.

Executive Officers may only redeem their DSUs after termination of employment or retirement. The value of the DSU at the time of payment will be based on the average market price of a Share for the ten trading days immediately preceding the payment date.

Employee Share Purchase Plan

The Corporation believes that all employees have an impact on CPR’s success and that employees’ interests should be aligned with shareholders. In keeping with this belief, the Corporation provides a mechanism for CPR employees to acquire Shares through payroll deductions. Eligible employees may purchase Shares through the ESPP.

Under the ESPP, contributions by CPR and by eligible employees are used to make purchases of Shares on the open market. Each eligible employee may contribute up to six percent of the employee’s salary to the ESPP. CPR will purchase and contribute one Share for each three Shares purchased on behalf of each eligible employee under the ESPP. In no case will Shares be issued from treasury pursuant to the ESPP. Rather, the ESPP Administrator will purchase all Shares to be contributed under the ESPP on the open market. Shares contributed by CPR will not vest in favour of the eligible employee until the end of the first calendar quarter in which the underlying Shares purchased by the employee’s contribution have been held for a period of one year. Employees must remain participants of the ESPP at the time of vesting in order to receive the CPR match.

The Named Executive Officers are among the approximately 53% of employees who are participants in the ESPP.

CEO Compensation

The pay-for-performance philosophy of CPR’s executive compensation program applies to the CEO, Mr. R.J. Ritchie. On an annual basis, the Compensation Committee reviews the compensation paid to chief executive officers of the Comparator Group, in order to assess the competitiveness of the CEO’s compensation. Based upon the recommendation of the Compensation Committee, the compensation of the CEO is approved by the Governance Committee after careful assessment of his personal contribution to CPR’s performance. This assessment is based on a number of quantitative and qualitative factors, which are set annually by the Compensation Committee.

Mr. Ritchie is a participant in CPR’s Performance Incentive Plan, Stock Option Plan and ESPP. His base salary and annual incentive compensation are targeted at the 50th percentile of the Comparator Group, while the stock-based compensation is targeted at the 75th percentile to bring his total direct compensation between the 50th and 75th percentile of CEOs in the Comparator Group.

In 2003, Mr. Ritchie’s annual salary was increased to $750,000.

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Under the Performance Incentive Plan, Mr. Ritchie’s target award level is 60% of base salary, of which 15% of base salary is attributable to the individual component and 45% of base salary is attributable to the corporate component of the plan. For 2003, the performance measure for the corporate component of the plan was operating income. As the Corporation did not meet the minimum level required for any payout under the plan, no award was payable to Mr. Ritchie either on the individual or corporate component. However, given the uncontrollable economic factors described herein under the subheading “Annual Incentive Plan”, a partial payout on the individual component was authorized by the board. No award payable based on the corporate component of the plan was approved. Under the individual component of the plan, Mr. Ritchie was granted an annual incentive award of $84,375, in recognition of his performance against his personal objectives relating to:

•	financial metrics (40%), including freight revenue growth, operating ratio, and free cash after dividends;
•	people/leadership (20%) – strengthening CPR leadership, and succession planning;
•	strategy formulation and execution (15%) – developing strategic alliances; and
•	service, safety and environment (25%).

This award represents 11.25% of Mr. Ritchie’s base salary.

Under the Stock Option Plan Mr. Ritchie was granted 110,000 regular Options and 97,000 performance Options on February 18, 2003, at an exercise price of $31.45, the market price immediately preceding the date of the grant.

The relative weightings of the various components of the 2003 design of Mr. Ritchie’s total compensation, based on his target award levels under the Performance Incentive Plan and the Stock Option Plan, are set forth in the following table:

Compensation Component	Percentage of Total Compensation

Base Salary	22%
Performance Incentive Plan	13%
Stock Option Plan	56%
Benefits and Perquisites	1%
All Other Compensation (including pension)	8%

Total	100%

The foregoing report has been made by the members of the Compensation Committee:

S.E. Bachand (Chair), J.R. Nininger, M.E.J. Phelps, M.W. Wright

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SUMMARY COMPENSATION TABLE

The following disclosure of executive compensation provides information on the compensation of CPR’s Named Executive Officers, being the CEO and CPR’s next four most highly compensated Executive Officers, during the year ended December 31, 2003.

		Annual Compensation			Long-Term Compensation
					Awards		Payouts
					Securities	Restricted
				Other	Under Options	Shares or
				Annual	& SARs	Restricted	LTIP	All Other
Name and		Salary	Bonus	Compensation	Granted	Share Units	Payouts	Compensation
Principal Position	Year	($)	($)	($) (e)	(#) (f)	($)	($) (g)	($) (i)

R.J. Ritchie	2003	743,750	84,375	24,046	207,000	0	0	14,726
President and	2002	718,750	265,350	18,354	177,900	0	873,600	143,907
Chief Executive Officer	2001	656,250	179,638	0	383,900	0	1,660,152 (h)	597,149

E.V. Dodge (a)	2003	454,500	32,344	14,218	74,700	0	0	8,999
Executive Vice-President and	2002	434,750	106,872	10,857	62,700	0	464,100	244,734
Chief Operating Officer	2001	387,842	73,477	0	141,200	0	0	85,504

M.T. Waites (b)	2003	376,667	32,484	9,456	57,900	0	0	6,308
Executive Vice-President	2002	332,500	98,088	6,517	47,900	0	333,775	160,699
and Chief Financial	2001	315,000	70,461	0	112,825	0	0	3,837
Officer; Chief Executive Officer,
US Network

N.R. Foot (c)	2003	286,000	12,513	4,277	33,900	0	0	5,663
Senior Vice-President,	2002	277,266	73,323	3,166	31,200	0	238,680	69,924
Operations	2001	231,667	30,516	0	60,600	0	0	2,630

F.J. Green (d)	2003	286,000	12,513	4,827	33,900	0	0	12,163
Senior Vice-President,	2002	277,266	72,235	3,182	30,600	0	238,680	70,490
Marketing and Sales	2001	234,350	28,519	0	48,400	0	0	2,049

Notes
(a)	Mr. Dodge was appointed Executive Vice-President and Chief Operating Officer in July 2001. He will be retiring in March 2004.
(b)	Mr. Waites was appointed Executive Vice-President and Chief Financial Officer; Chief Executive Officer US Network in March 2003.
(c)	Mr. Foot was appointed Senior Vice-President, Operations in July 2001.
(d)	Mr. Green was appointed Vice-President, Yield and Asset Performance in August 2001, Senior Vice-President, Marketing and Sales in April 2002 and Executive Vice-President, Operations and Marketing effective January 2004.
(e)	The value of perquisites and other personal benefits is not greater than the lesser of $50,000 and 10% of the total annual salary and bonus of each Named Executive Officer. For 2002 and 2003, these values represent the dividend equivalents accrued during these years in respect of DSUs awarded under the Executive DSU Plan.
(f)	Represents Options granted under the Stock Option Plan. For 2001, also represents replacement Options granted under the terms of the Canadian Pacific Limited (“CPL”) Arrangement. Under the terms of the Arrangement, options granted under the CPL Stock Option Plan that were outstanding on the effective date of the Arrangement were cancelled and replaced with Options in CPRL and options in CP Ships Limited, Fairmont Hotels & Resorts Inc., Fording Inc. and PanCanadian Energy Corporation, the successor companies of CPL following the Arrangement. The replacement Options set out in the table represent CPRL replacement Options only.
In addition, SARs are attached to 50% of the Options set out in the table with the exclusion of performance-accelerated Options.
(g)	Payouts for 2002 were made under the CPR LTIP in place from January 1, 1999 to December 31, 2002. As a result of CPRL becoming a publicly traded company, the performance period was shortened by one year to December 31, 2001. The cash payout was based on measurable operational and financial targets at the end of the revised performance period adjusted for the impact of becoming public. The cash payout was made on December 31, 2002.
(h)	Represents payout under the former CPL Long-Term Incentive Plan.
(i)	Represents the value of Shares purchased by CPR pursuant to the matching provisions of the Share Purchase Plan. It also includes the value of matching DSUs awarded under the Executive DSU Plan.

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OPTIONS AND SAR GRANTS DURING 2003

The following table shows Options and SARs granted under the Stock Option Plan for each of the Named Executive Officers for the fiscal year ended December 31, 2003.

				Market Value of
	Securities Under	% of Total Options/		Securities Underlying
	Options/SARs	SARs Granted	Exercise or	Options/SARs on
	Granted (#)	to Employees	Base Price	the Date of Grant
Name	(a)	in Fiscal Year	($/Security)	($/Security)	Expiration Date

R.J. Ritchie	110,000	6.8	31.45	31.45	2013/02/18
	97,000	6.0	31.45	31.45	2008/02/18

E.V. Dodge	46,800	2.9	31.45	31.45	2013/02/18
	27,900	1.7	31.45	31.45	2008/02/18

M.T. Waites	36,600	2.3	31.45	31.45	2013/02/18
	21,300	1.3	31.45	31.45	2008/02/18

N.R. Foot	19,300	1.2	31.45	31.45	2013/02/18
	14,600	0.9	31.45	31.45	2008/02/18

F.J. Green	19,300	1.2	31.45	31.45	2013/02/18
	14,600	0.9	31.45	31.45	2008/02/18

Note
(a)	Under the Stock Option Plan each Named Executive Officer was granted regular and performance-accelerated Options to purchase Shares on February 18, 2003, at an exercise price of $31.45. SARs are attached to 50% of the regular Options, which expire February 18, 2013. Performance-accelerated Options expire February 18, 2008. One half of regular Options and SARs granted become exercisable two years after the grant and the balance become exercisable three years after the grant. Performance-accelerated Options become exercisable on the fourth anniversary of the grant or earlier upon the achievement by CPR of specified performance criteria. There is a minimum one-year vesting limit, even if the performance criteria have been achieved prior to the expiration of that time.

AGGREGATED OPTIONS AND SAR EXERCISES DURING 2003 AND YEAR-END OPTIONS AND SAR VALUES

The following table sets out information on the exercise by each of the Named Executive Officers of Options and SARs granted under the Stock Option Plan for the fiscal year ended December 31, 2003, and the Options and SARs values at December 31, 2003.

					Value of Unexercised
			Unexercised		in-the-money
			Options & SARs		Options & SARs
			at Fiscal Year-End		at Fiscal Year-End
	Securities Acquired on Exercise	Aggregate Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Name	(#)	($)	(#) (a) (b)		($) (c)

R.J. Ritchie	Nil	Nil	117,750	651,050	1,780,010	4,528,246

E.V. Dodge	Nil	Nil	20,850	244,150	273,536	1,720,907

M.T. Waites	Nil	Nil	31,175	187,450	499,744	1,319,843

N.R. Foot	Nil	Nil	7,200	118,500	64,512	842,067

F.J. Green	Nil	Nil	5,750	107,150	51,520	724,239

Notes
(a)	SARs are attached to 50% of the number of Options set out in the table, with the exclusion of performance-accelerated Options granted under the Stock Option Plan.
(b)	One half of regular Options and SARs granted become exercisable two years after the grant, and the balance become exercisable three years after the grant. Performance-accelerated Options become exercisable on the fourth anniversary of the grant, or earlier upon the achievement by CPR of specified performance criteria. There is a minimum one-year vesting limit, even if the performance criteria have been achieved prior to the expiration of that time.
(c)	The value of unexercised in-the-money Options at December 31, 2003, is the difference between their exercise price and the fair market value of the underlying Shares on December 31, 2003. The value of such underlying Shares on such date was $36.58. These Options have not been, and may never be, exercised, and actual gains, if any, on exercise will depend on the value of the Shares on the date of exercise.

22     Canadian Pacific Railway

PENSION PLANS

As at December 31, 2003, CPR maintained a contributory defined benefit Basic Pension Plan pursuant to which pensions are paid to eligible officers and employees of CPR at retirement. Under the Basic Pension Plan, the amount of an individual’s pension is based on 2% of the average of the best five consecutive years or final 60 months of pensionable earnings multiplied by credited years of service up to a maximum of 35, inclusive of pensions under the Canada Pension Plan or Quebec Pension Plan. The normal retirement age under the Basic Pension Plan is 65. The pension is payable for the lifetime of the former Basic Pension Plan member and continues to the surviving spouse at rates set forth in the Basic Pension Plan. A portion of the pension is indexed at 50% of the change in the Consumer Price Index. Under the Basic Pension Plan, the pension benefit is limited to the maximum amount prescribed under the Income Tax Act.

CPR also maintained a non-contributory Supplemental Pension Plan in which Executive Officers participate. The Supplemental Pension Plan provides pension benefits in excess of the maximum permitted under the Basic Pension Plan. Annual incentive plan awards and notional awards approved by the Compensation Committee are included in the calculation of pensionable earnings (the best five-year average of such awards is limited to the individual’s target level at retirement). Members of the Supplemental Pension Plan may retire with an unreduced pension at age 60. The Supplemental Pension Plan also provides additional benefits for executives who join the Basic Pension Plan in mid-career.

A defined contribution (“DC”) pension option was introduced in both the Basic Pension Plan and Supplemental Pension Plan effective January 1, 2001. Management employees and officers were given the opportunity at that time to participate in the DC pension option and to convert past service defined benefit entitlements as an initial deposit to their DC account. All newly-hired management employees and officers have the option to participate in either the defined benefit or DC pension option.

The following table shows the aggregate annual retirement benefits payable under the Basic Pension Plan and the Supplemental Pension Plan upon retirement at age 65, based upon the defined benefit pension provisions in effect during 2003 (exclusive of the amounts paid under the Canada Pension Plan or Quebec Pension Plan).

Annual Pension Payable upon Retirement at Normal Retirement Age

	Years of Service
Remuneration
including bonus	15	20	25	30	35

$	$	$	$	$	$

300,000	157,628	175,259	187,260	195,243	200,577

400,000	217,307	239,194	254,092	264,002	270,577

500,000	274,038	301,396	320,019	332,406	340,577

600,000	330,768	363,599	385,946	400,811	410,577

700,000	401,159	433,828	456,066	470,858	480,577

800,000	459,841	497,177	522,592	539,497	550,577

900,000	518,523	560,526	589,118	608,136	620,577

1,000,000	577,205	623,875	655,643	676,775	690,577

1,200,000	694,568	750,573	788,695	814,052	830,577

1,400,000	811,932	877,271	921,747	951,330	970,577

1,600,000	929,296	1,003,969	1,054,799	1,088,608	1,110,577

The respective years of credited service for pension plan purposes as of December 31, 2003 and at age 65 for the Named Executive Officers are:

Mr. Ritchie, 33.5 and 35 years; Mr. Dodge, 34.8 and 35 years; Mr. Waites, 6.8 and 21.7 years; Mr. Foot, 28.8 and 35 years; Mr. Green, 25.6 and 35 years.

Canadian Pacific Railway     23

SEVERANCE AGREEMENTS

Each Named Executive Officer is entitled to receive, pursuant to the terms of their severance agreements, certain severance benefits if a change in control of CPR occurs. For each Named Executive Officer, these benefits are triggered if, within the three-year period following the change in control, the individual’s employment is terminated other than for cause, disability, retirement or death, or by the individual for certain defined reasons such as a change in responsibilities or a reduction in salary or benefits. In the case of the CEO, the benefits are also triggered if, within the three-year period following the change in control, the CEO resigns, provided he remains in his role for the first six months if so required by the acquiring company.

Each Named Executive Officer will receive a lump sum severance payment equal to the base salary that such Named Executive Officer would have earned through the end of the applicable severance period (36 months for the CEO and 24 months for the other Named Executive Officers). Each severance agreement also provides that the Named Executive Officer is entitled to certain benefits, including payments under CPR’s compensation plans and the continuation of certain insurance plan benefits for the duration of the severance period.

CPR entered into a retirement agreement with Mr. Dodge effective December 2, 2003, which provides that Mr. Dodge will retire from his employment with CPR effective March 1, 2004. Under the terms of the retirement agreement Mr. Dodge will receive a lump-sum retirement allowance in the amount of $600,000 and post-retirement benefits, which are generally available to all retirees. The retirement agreement includes a non-competition covenant, which is effective for a period of time after the date of his retirement.

PERFORMANCE GRAPH

The following performance graph illustrates the cumulative total shareholder return on CPRL Shares (assuming reinvestment of dividends) compared with the cumulative total return of the S&P/TSX Composite Index from the period beginning October 3, 2001, the date on which CPRL Shares began to publicly trade, and ending December 31, 2003.

The dollar amounts indicated in the graph above and in the chart below are as of October 3, 2001, December 31, 2001, December 31, 2002 and December 31, 2003.

	Oct 2001	Dec 2001	Dec 2002	Dec 2003

CPRL	100.00	142.60	140.57	167.68

S&P/TSX Composite Index	100.00	111.82	97.91	124.08

24     Canadian Pacific Railway

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

As at December 31, 2003 there was no indebtedness outstanding by, or any guarantees, support agreements, letters of credit or other similar arrangements provided by CPR to, any of the directors or Executive Officers or any of their associates.

ADDITIONAL ITEMS

DIRECTORS’ AND OFFICERS’ LIABILITY INSURANCE

CPRL carries on its own behalf, and on behalf of its subsidiaries, a directors’ and officers’ liability insurance policy. This policy has an annual aggregate coverage limit of $125,000,000 US subject to deductibles of $1,000,000 US in cases where a director or officer is reimbursed by CPR for any loss covered by the policy. The approximate amount of the premium, including corporate reimbursement coverage, paid by CPR in 2003 in respect of its directors as a group and its officers as a group was $488,582 US and $1,021,582 US, respectively. The aggregate amount of the premiums paid by the directors and officers of CPR in respect of the year 2003 was approximately $100 and $383, respectively.

CORPORATE GOVERNANCE

The Corporation and its board of directors believe that good corporate governance practices are essential to the effective management of CPR and to the protection of its investors, employees and other stakeholders.

As in 2002, significant developments in corporate governance have occurred during 2003. In the United States, the SOA, signed into law on July 30, 2002, introduced sweeping changes in corporate governance requirements for United States public companies, as well as for foreign private issuers, such as the Corporation, whose securities trade on United States stock exchanges. Subsequent rules of the SEC promulgated under the SOA have introduced additional changes. New governance standards were also brought into force in the United States through the NYSE Standards, which were approved by the SEC in 2003.

Canadian securities regulators have also been engaged in a review of corporate governance matters, and changes in governance standards and requirements are pending in 2004. In April and November of 2002, the TSX proposed changes to the TSX Guidelines, although these have not been brought into force. The Ontario Securities Commission has since indicated that it will shortly assume direct oversight of corporate governance standards for TSX-listed companies. In the meantime, such companies have been advised that they may disclose their corporate governance practices against the TSX Guidelines, although they may, at their discretion, provide additional disclosure in reference to the Proposed TSX Guidelines.

As developments in corporate governance have occurred in Canada and the United States, the Corporation has been, and continues to be, engaged in an ongoing review and updating of its governance practices to ensure that they are of the highest standard and in compliance with all applicable requirements.

Appendix 1 to this Circular contains the Corporation’s disclosure addressing the TSX Guidelines and includes commentary in reference to some of the Proposed TSX Guidelines.

Code of Business Ethics

The Corporation revised its general Code of Business Ethics in 2003, in part to update and clarify certain provisions and also to ensure that it was in compliance with the new NYSE Standards. The revised Code, approved by the board in December 2003, applies to all directors, officers and employees, both unionized and non-unionized, of the Corporation and its subsidiaries in Canada, the United States and elsewhere, and forms part of the terms and conditions of employment of

Canadian Pacific Railway     25

all such individuals. Contractors engaged on behalf of the Corporation or its subsidiaries must undertake, as a condition of their engagement, to adhere to principles and standards of business conduct consistent with those set forth in the revised Code. The revised Code is available on CPR’s web site at www.cpr.ca and in print to any shareholder who requests it. All amendments to the revised Code, and all waivers of the revised Code with respect to any director or executive officer, will be posted on CPR’s web site and provided in print to any shareholder who requests them.

Code of Ethics for Chief Executive Officer and Senior Financial Officers

The Corporation adopted a Code of Ethics for Chief Executive Officer and Senior Financial Officers, in compliance with Section 406 of the SOA. This code applies to the CEO, the Executive Vice-President and Chief Financial Officer and the Vice-President and Comptroller. It is available on CPR’s web site at www.cpr.ca and in print to any shareholder who requests it. All amendments to the code, and all waivers of the code with respect to any of the officers covered by it, will be posted on the CPR’s web site and provided in print to any shareholder who requests them.

Corporate Governance Guidelines

The Corporation has adopted corporate governance guidelines regarding such matters as, but not limited to: director qualification standards and responsibilities; access by directors to management and independent advisors; director compensation; director orientation and continuing education; management succession; and annual performance evaluations of the board. The guidelines are available on CPR’s web site at www.cpr.ca and in print to any shareholder upon request.

Director Independence

The board has adopted the criteria for director independence and unrelatedness: (a) prescribed by the SOA, Section 10A(m)(3) of the Exchange Act and Rule 10A-3(b)(1) promulgated thereunder, for members of public company audit committees; and (b) set forth in the NYSE Standards and the Proposed TSX Guidelines in respect of public company directors. The criteria are explicitly set forth in Appendix 2 to this Circular. The board also conducted a comprehensive assessment of each of its members as against these criteria and determined that all current directors, except R.J. Ritchie, have no material relationship with the Corporation and are independent and unrelated. Mr. Ritchie is not independent or unrelated by virtue of the fact that he is the President and CEO of the Corporation.

Executive Sessions of Non-Management Directors

The Governance Committee of the board is comprised of all the non-management directors on the board and meets prior to every board meeting. It is chaired by Mr. J.E. Newall. Interested parties may communicate directly with Mr. Newall by writing to him at the following address, and all communications received at this address will be forwarded to him:

Office of the Corporate Secretary
Canadian Pacific Railway
Suite 2000, 401 – 9th Avenue S.W.
Calgary, Alberta
Canada T2P 4Z4

26     Canadian Pacific Railway

Audit Committee Financial Experts

The following individuals comprise the entire membership of the Audit Committee, which has been established in accordance with Section 3(a)(58)(A) of the Exchange Act:

S.E. Bachand
J.E. Cleghorn
R. Phillips
M.W. Wright

Each of the aforementioned directors has been determined by the board to meet the audit committee financial expert criteria prescribed by the SEC and has been designated as an audit committee financial expert for the Audit Committee. Each of the aforementioned directors has also been determined by the board to be independent within the criteria referred to above under the subheading “Director Independence”.

Financial Literacy of Audit Committee Members

The board has determined that all members of the Audit Committee have “accounting or related financial management expertise” within the meaning of the NYSE Standards and “accounting or related financial expertise” within the meaning of the Proposed TSX Guidelines. The board has also adopted the definition of “financial literacy” contained in the practice notes of the Proposed TSX Guidelines and has determined that all members of the Audit Committee are financially literate within that definition.

Service of Audit Committee Members on More Than Three Audit Committees

Two members of the Audit Committee, J.E. Cleghorn and R. Phillips, each serve on a total of four public company audit committees, including CPRL’s Audit Committee. The board does not limit the number of public company audit committees on which the members of the Audit Committee serve.

The board has determined that the service of Messrs. Cleghorn and Phillips on more than three public company audit committees does not impair their ability to effectively serve on the Audit Committee, for the following reasons:

•	Two of the public company audit committees on which they serve are the Audit Committee of CPRL and the Audit Committee of CPRC. As CPRC is a wholly-owned subsidiary of CPRL, and CPRL carries on no business operations and has no assets or liabilities of more than nominal value beyond its 100% shareholding in CPRC, the workload of the audit committees of the two companies is essentially equivalent to the workload of one public company audit committee;
•	Two of the public companies on whose audit committees Mr. Cleghorn serves have a holding company/operating company relationship similar to that between CPRL and CPRC. Consequently, the workload involved in such audit committees is essentially equivalent to the workload of one public company audit committee; and
•	Messrs. Cleghorn and Phillips are both retired chief executive officers of large public companies and qualify, and have been designated as, audit committee financial experts for CPRL and CPRC. As a result, they no longer have any day-to-day executive or managerial responsibilities and, in addition, bring to their roles on the Audit Committee considerable business experience and a highly-focused and effective approach to audit-related matters.

Pre-Approval of Audit and Non-Audit Services by Independent Auditors

The Audit Committee pre-approves all audit services to be provided to CPR by its independent auditors. The Audit Committee’s policy regarding the pre-approval of non-audit services to be provided to CPR by its independent auditors is that all such services shall be pre-approved by the Audit Committee as a whole or by the Chairman of the Audit Committee, who must report all such pre-approvals to the Audit Committee at its next meeting following the granting

Canadian Pacific Railway     27

thereof. Non-audit services that are prohibited to be provided to CPR by its independent auditors may not be pre-approved. In addition, prior to the granting of any pre-approval, the Audit Committee or its Chairman, as the case may be, must be satisfied that the performance of the services in question will not compromise the independence of the independent auditors.

Comparison of Corporate Governance Practices with NYSE Standards

There are no significant differences between the Corporation’s corporate governance practices and those set forth in the NYSE Standards.

CEO’s Certification Regarding Compliance with NYSE Standards

The CEO intends to provide to the NYSE a certificate indicating that he is not aware of any violation by the Corporation of the NYSE Standards at the time and in the format required by the NYSE. In addition, the certifications of the CEO and CFO of each of CPRL and CPRC required by Section 302 of the SOA and the rules promulgated by the SEC thereunder have been filed with the SEC as an exhibit to the Corporation’s annual report on Form 40-F.

This disclosure statement on corporate governance, including Appendices 1, 2 and 3, has been prepared by the Governance Committee of the board and has been approved by the board of directors.

SHAREHOLDER PROPOSALS

Any shareholder proposals to be included in the Circular to be issued in respect of the 2005 annual meeting of shareholders must be received by the Corporate Secretary (at the address set forth below) by November 21, 2004.

AVAILABILITY OF DOCUMENTS

Copies of the following documents are available on written request to the Office of the Corporate Secretary at Suite 2000, Gulf Canada Square, 401 – 9th Avenue S.W., Calgary, Alberta, T2P 4Z4: the 2003 Annual Information Form (which Form is filed with the SEC as part of a Form 40-F), the 2003 Annual Report to Shareholders containing the comparative consolidated financial statements for the year ended December 31, 2003, together with the auditors’ report thereon and MD&A of financial condition and results of operations (which is also filed with the SEC as part of the Form 40-F), the interim financial statements for periods subsequent to December 31, 2003, and this Circular.

DIRECTORS’ APPROVAL

The contents of this Circular and its distribution to each director, to each shareholder entitled to receive the Notice, and to the auditors of the Corporation have been approved by the directors of CPRL.

Robert V. Horte	Calgary, Alberta
Corporate Secretary	February 19, 2004

28     Canadian Pacific Railway

APPENDIX 1    STATEMENT OF CORPORATE GOVERNANCE PRACTICES

Does CPRL Align
Corporate Governance Guideline	with TSX Guideline	Comments

1. Board should explicitly assume responsibility for stewardship of the Corporation and specifically for:	Yes	The Governance Committee has adopted corporate governance guidelines which provide that the board is the ultimate decision-making authority within the Corporation, except with respect to those matters, including the election of directors, that are reserved to shareholders. The board’s Terms of Reference provide, among other things, that the board is responsible for the stewardship of the Corporation and for monitoring the actions of, and providing overall guidance and direction to management. As the board has plenary power, its Terms of Reference are intended not to limit the powers of the board but to assist it in the exercise of its powers and the fulfillment of its duties.

a. adoption of a strategic planning process	Yes	One board meeting a year is specifically set aside for a substantial strategic planning session in which the board reviews and discusses strategies developed by management. At this meeting, the board reviews and approves a comprehensive strategic plan for the Corporation, which takes into account, among other things, the opportunities and risks of the business. The Corporation’s general strategies and their implementation are also discussed regularly at meetings of the board.

b. identification of principal risks, and implementation of risk management systems	Yes	As required by its Terms of Reference, the board, with the assistance of the Audit Committee, identifies the principal risks of the business of the Corporation and its subsidiaries and ensures the implementation of appropriate risk assessment and risk management policies and processes to manage these risks, and reviews and provides guidance to management on any outcomes, findings and issues arising in connection with the risk assessment and risk management policies and processes. The Audit Committee is responsible for ensuring that appropriate risk assessment and risk management policies and processes are implemented, periodically reviewing with management and the Corporation’s internal and external auditors the effectiveness and efficiency of such policies and processes and their compliance with other relevant policies of the Corporation, and making recommendations to the board with respect to any outcomes, findings and issues arising in connection therewith. The Audit Committee also reviews management’s program to obtain appropriate insurance to mitigate risks and management’s program to ensure compliance with the Corporation’s Code of Business Ethics and Code of Ethics for Chief Executive Officer and Senior Financial Officers.

c. succession planning including appointing, training and monitoring senior management	Yes	The Compensation Committee reviews, reports on and, where appropriate, provides recommendations to the board on the structure and reporting relationships of senior management of the Corporation and its major subsidiaries, succession planning for senior management positions in the Corporation, and the appointment of persons to the rank of Vice-President and above. The succession planning activity of the Compensation Committee includes matters relating to the training and monitoring of senior management.

Canadian Pacific Railway     29

APPENDIX 1    STATEMENT OF CORPORATE GOVERNANCE PRACTICES

Does CPRL Align
Corporate Governance Guideline	with TSX Guideline	Comments

d. communications policy	Yes	The board of directors has adopted, and reviews and updates from time to time, a Disclosure and Insider Trading/Reporting Policy, which prescribes the principles and procedures governing the Corporation’s approach to the disclosure of information and insider trading and reporting. Among the matters addressed in the policy are guidelines on the Corporation’s interaction with analysts and the public and measures to avoid selective disclosure. The board has also appointed a Disclosure Policy Committee comprised of senior financial, accounting, legal, investor relations, communications and business officers. The committee reports to the board and is responsible for overseeing and monitoring disclosure matters and implementing additional policies and procedures, where necessary, consistent with the Disclosure and Insider Trading/Reporting Policy. The committee reviews all major disclosure documents, including the annual report, annual information form, annual and interim management’s discussion & analyses, management proxy circular, and all annual and interim earnings releases and financial statements, which are also approved by the board and/or one or more of its committees, in each case before they are distributed. Under the direction of the CEO and CFO, the Disclosure Policy Committee also oversees the Corporation’s disclosure controls and procedures and the periodic evaluation thereof, and reports to the Audit Committee quarterly thereon. The Corporation’s shareholder and investor relations personnel provide information to, and respond to inquiries from, shareholders and other stakeholders, in accordance with the parameters set forth in the Disclosure and Insider Trading/Reporting Policy and the directions of the board, senior management and the Disclosure Policy Committee.

e. integrity of internal control and management information systems	Yes	The board, through the Audit Committee, oversees the integrity of the internal control and management information systems of the Corporation and its subsidiaries, which are designed, monitored and periodically reviewed by the CEO, the CFO, the Comptroller, the Comptroller’s Office and the Internal Audit Department. Such systems are also examined periodically by the Corporation’s external auditors. On a quarterly basis, all senior officers are required to review the operation of the key internal controls within their respective areas of responsibility and to report any changes thereto to the Comptroller’s Office and provide written confirmations as to the operation and effectiveness of such controls.

2. Majority of directors should be “unrelated” (i.e. independent from management and free from any interest, business or other relationship which could, or could reasonably be perceived to, materially interfere with the director’s ability to act with a view to the best interests of the Corporation, other than interests and relationships arising from shareholding in the Corporation)
Yes	It is the board’s policy that all the directors shall meet applicable requirements for board service, and that a majority of the directors shall meet the requirements and guidelines with respect to being independent or unrelated to the Corporation, as set forth in applicable securities laws or the rules of any stock exchange on which the Corporation’s securities are listed for trading. The board’s Terms of Reference provide that the determinations as to whether a particular director satisfies the requirements for board membership shall be affirmatively made by the full board.

If the proposed directors are elected to the board, 10 out of 11 directors will be unrelated to, and independent of, the Corporation.

30     Canadian Pacific Railway

APPENDIX 1 STATEMENT OF CORPORATE GOVERNANCE PRACTICES

Does CPRL Align
Corporate Governance Guideline	with TSX Guideline	Comments

3. Disclose for each director the principles supporting the determination of whether directors are “unrelated”	Yes	The board has adopted the criteria: (1) for director independence set forth in the NYSE Standards; (2) for the independence of audit committee members prescribed by the SOA, Section 10A(m)(3) of the Exchange Act, and Rule 10A-3(b)(1) promulgated thereunder; and (3) for director unrelatedness set forth in the Proposed TSX Guidelines. The specific criteria, as well as a summary of the board’s determinations as to the independence and unrelatedness of each director in relation thereto, are set forth in Appendix 2 to the Circular.

4. Appoint a committee responsible for proposing and assessing directors	Yes	The mandate of the Governance Committee includes:
- recommending candidates for election to the board;
- reviewing and determining, on an annual basis, after considering the board criteria for selecting new directors and in light of the opportunities and risks facing the Corporation, the competencies, skills and personal qualities required in new directors in order to add value to the Corporation; and
- recommending candidates for filling vacancies on the board.

All members of the Governance Committee are unrelated and independent.

5. Implement a process for assessing the effectiveness of the board, its committees and individual directors	Yes	The mandate of the Governance Committee includes:
- annually reviewing and evaluating the performance and effectiveness of the board, its committees, including the Governance Committee, and individual directors and making recommendations thereon; and
- reviewing, at least annually, the composition and Terms of Reference of the board and its committees and making recommendations thereon to the board.

A formal process has been developed, approved and implemented by the Governance Committee and the board for the conduct of the aforementioned evaluations and reviews.

6. Provide orientation and education programs for new directors	Yes	The Corporate Secretary’s Office prepares and updates a “Directors’ and Senior Officers’ Corporate Handbook” for new and existing directors.

Presentations are made periodically to the board on different aspects of the business and operations of the Corporation and its subsidiaries, and the board is periodically escorted on educational tours of operating sites. From time to time, the Corporation arranges for members of the board to meet with employees, customers and other stakeholders to discuss matters relating to the Corporation’s business and operations.

Detailed annual board and board committee meeting schedules and agendas are provided to all prospective and existing directors in advance and are reviewed and updated on an ongoing basis. As well, prospective board candidates are provided with the Terms of Reference and Mandates of the board and all board committees, as well as general information about the business and operations of the Corporation and its subsidiaries, including its most recent disclosure documents.

Canadian Pacific Railway     31

APPENDIX 1 STATEMENT OF CORPORATE GOVERNANCE PRACTICES

Does CPRL Align
Corporate Governance Guideline	with TSX Guideline	Comments

7. Examine size of board, with a view to its effectiveness	Yes	CPRL believes that its board must have enough directors to carry out its duties efficiently, while presenting a diversity of views and experience. The board and the Governance Committee review the contributions of the directors and consider whether the current size of the board promotes effectiveness and efficiency. As indicated above, pursuant to its Terms of Reference and Mandate, the Governance Committee is specifically required to review, at least annually, the composition of the board and board committees.

The board currently believes that a total board membership of between 11 and 12 directors is within the desirable range and allows the board to deliberate effectively.

8. Review adequacy and form of compensation of directors in light of risks and responsibilities	Yes	In accordance with its mandate, the Governance Committee conducts, at least annually, a review of compensation for board and committee service. In determining directors’ compensation, the Governance Committee considers, among other factors, time commitment, compensation provided by comparative companies, and risks and responsibilities.

9. Committees should generally be composed of outside directors, a majority of whom are unrelated	Yes	All committees of the board are comprised solely of directors who are unrelated and independent.

10. Assume or appoint a committee with responsibility for approach to corporate governance issues	Yes	The Governance Committee is responsible for developing the Corporation’s approach to corporate governance issues. The committee’s mandate includes:

- developing, recommending to the board and reviewing from time to time a set of corporate governance principles and a code of business ethics applicable to the Corporation and its subsidiaries;
- monitoring compliance with the Code of Business Ethics and waivers from compliance with the Code and ensuring that any issues relating to governance which are identified by the directors are raised with management;
- reviewing and, if deemed appropriate, approving any waivers of the Code of Business Ethics for executive officers or directors and promptly disclosing such waivers to the shareholders; and
- undertaking such other initiatives as are necessary or desirable to provide effective corporate governance for the Corporation and its subsidiaries.

The Governance Committee has adopted Corporate Governance Guidelines for the Corporation and has not approved any waivers of the Code of Business Ethics for any executive officers or directors.

11. Board, together with CEO, to develop
      position descriptions for the board and CEO,
      defining limits to management’s responsibility.
      Board to approve or develop CEO’s corporate
      objectives and assessing CEO against such
      objectives.
	Yes	The board has adopted its own Terms of Reference which assist it in exercising its overall plenary powers and fulfilling its duties. The Terms of Reference provide that management is responsible for the management of the Corporation and the board is responsible for stewardship of the Corporation and for monitoring the actions of, and providing overall guidance and direction to, management. Any responsibility which is not delegated to senior management or a board committee, or which is not within the general responsibility of senior management in accordance with the aforementioned division of duties, remains with the full board.

32     Canadian Pacific Railway

APPENDIX 1    TATEMENT OF CORPORATE GOVERNANCE PRACTICES

Does CPRL Align
Corporate Governance Guideline	with TSX Guideline	Comments

In addition to those matters that must by law be approved by the board, management is required to seek board approval for major transactions including those that involve investments and expenditures above certain monetary thresholds.

The Compensation Committee makes recommendations to the board concerning the structure and reporting relationships of senior management, including the CEO. It also establishes the CEO’s performance objectives and designs the process for evaluating the CEO’s performance. The Governance Committee conducts the performance evaluations of the CEO, in accordance with the evaluation process designed by the Compensation Committee, and reports its findings to the Compensation Committee for the purpose of enabling the Compensation Committee to recommend compensation for the CEO taking into account the results of the performance evaluations.The CEO’s annual performance objectives address all key elements of his duties and responsibilities, namely: overall leadership; strategy planning and implementation; financial performance; external relations; succession planning; and safety and environmental oversight and direction.

12. Establish structures and procedures to enable the board to function independently of management	Yes	The Governance Committee, which is comprised of all the non-management board members, meets without the CEO or other management present prior to every meeting of the board of directors. It is chaired by J.E. Newall.

13. Establish an Audit Committee with a specifically defined mandate	Yes	As indicated above, the board has appointed an Audit Committee comprised solely of board members who are unrelated and independent. The mandate of the Audit Committee includes:

- annually reviewing reports from the Corporation’s external auditors describing: (1) all critical accounting policies and practices discussed with management, (2) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative treatments, and the treatment preferred by the external auditors, and (3) other material written communications between the external auditors and management;
- reviewing any reports on the above or similar topics, prepared by management or the internal auditors, and discussing with the external auditors any material issues raised in such reports and the external auditors’ judgment about the quality, not just the acceptability, of the accounting principles applied to the Corporation’s financial reporting;
- reviewing with management and the external auditors, before completion of the annual audit, the annual financial statements, the report of the external auditors thereon and the related management’s discussion & analysis;
- reviewing and recommending to the board for approval, the audited financial statements, annual information form, management’s discussion & analysis, as well as approving the public release thereof by management;
- discussing earnings press releases and financial information and earnings guidance provided to analysts and rating agencies;
- being directly responsible, subject to applicable law, for the appointment, retention, termination, compensation and oversight of the external auditors;

Canadian Pacific Railway     33

APPENDIX 1    STATEMENT OF CORPORATE GOVERNANCE PRACTICES

Does CPRL Align
Corporate Governance Guideline	with TSX Guideline	Comments

- reviewing and discussing with the external auditors all significant relationships that the external auditors and their affiliates have with the Corporation and its affiliates in order to determine the external auditors’ independence;
- setting clear policies for the hiring by the Corporation of employees or former employees of the external auditors;
- pre-approving all audit and non-audit services to be provided to the Corporation by the external auditors, as well as the fees to be paid for such services, which pre-approval authority may be delegated to another independent member or members of the Audit Committee, provided that any pre-approvals granted by such member(s) are reported to the Committee at its next meeting;
- overseeing the internal audit function by, among other things, reviewing senior management action with respect to the appointment or dismissal of the Director of Internal Audit and affording the Director of Internal Audit unrestricted access to the Audit Committee;
- reviewing with the internal auditors the adequacy of internal controls and procedures related to any corporate transactions in which directors or officers of the Corporation have a personal interest;
- reviewing with management, the internal and external auditors, the Corporation’s financial reporting processes and internal controls and their compliance with legal and regulatory requirements and with the Corporation’s policies;
- establishing procedures for: (1) the receipt, retention and treatment of complaints regarding accounting, internal controls or auditing matters, and (2) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters;
- meeting separately with management, the external auditors and the internal auditors at least once every quarter to discuss matters including any audit problems or difficulties and management’s response thereto;
- reviewing all major financings, including related prospectuses and information circulars, as well as the Corporation’s financing plans and strategies;
- reviewing management’s plans regarding any changes in accounting practices or policies and the financial impact thereof;
- ensuring that appropriate risk assessment and risk management policies and processes are implemented for the Corporation, reviewing with management and the Corporation’s internal and external auditors the effectiveness and efficiency of such policies and processes and their compliance with other relevant policies of the Corporation and making recommendations to the board with respect to any outcomes, findings and issues arising in connection therewith;
- reviewing management’s program to obtain appropriate insurance to mitigate risks; and
- reviewing management’s program to ensure compliance with the Corporation’s Code of Business Ethics and Code of Ethics for Chief Executive Officer and Senior Financial Officers.

34     Canadian Pacific Railway

APPENDIX 1    STATEMENT OF CORPORATE GOVERNANCE PRACTICES

Does CPRL Align
Corporate Governance Guideline	with TSX Guideline	Comments

14. Implement a system to enable individual directors to engage outside advisers, at the Corporation’s expense	Yes	The Corporation’s corporate governance guidelines provide that the board and its committees may retain, at the Corporation’s expense, independent financial, legal, accounting and other advisors. The Terms of Reference of the Governance Committee provide that directors may, with the authorization of the Governance Committee, engage outside advisors at the expense of the Corporation to obtain advice and assistance in respect of matters relating to their duties, responsibilities and powers.

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APPENDIX 2    DIRECTOR INDEPENDENCE

A. INDEPENDENCE/UNRELATEDNESS CRITERIA

The following criteria of director independence/unrelatedness have been adopted by the board of directors of the Corporation:

NYSE Independence Criteria

No director qualifies as “independent” unless the board of directors affirmatively determines that the director has no material relationship with the Corporation (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Corporation).

1. In addition:

(i)	A director who is an employee, or whose immediate family member is an executive officer, of the Corporation is not independent until three years after the end of such employment relationship.

(ii)	A director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from the Corporation, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $100,000 per year in such compensation.

(iii)	A director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Corporation is not “independent” until three years after the end of the affiliation or the employment or auditing relationship.

(iv)	A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Corporation’s present executives serve on that company’s compensation committee is not “independent” until three years after the end of such service or the employment relationship.

(v)	A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, the Corporation for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, is not “independent” until three years after falling below such threshold.

2.	Immediate Family Member: For the purposes of these independence criteria, an “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home. In applying the look-back provisions, the board need not consider individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or become incapacitated.

3.	Transition Rule: Each of the above standards contains a three-year “look-back” provision. In accordance with the corporate governance listing standards of the NYSE, the board may apply only a one-year look-back for one year following November 4, 2003. The three-year look-backs will begin to apply from and after November 4, 2004.

4.	The board will broadly consider all relevant facts and circumstances in making its independence assessments. In particular, when assessing the materiality of a director’s relationship with the Corporation, the board will consider the issue not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others. However, ownership of even a significant amount of stock, by itself, is not a bar to an independence finding.

Additional Independence Criteria for Audit Committee Members

In addition to the foregoing independence standards, the members of the Audit Committee must satisfy the audit committee independence requirements prescribed by the SOA, Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, and Rule 10A-3(b)(1) promulgated thereunder. In particular:

1.	Each member of the Audit Committee shall be a member of the board and shall otherwise be independent;

2.	In order to be considered to be independent for the aforementioned purposes, a member of the Audit Committee may not, other than in his or her capacity as a member of the Audit Committee, the board, or any other board committee:

•	accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the Corporation or any subsidiary thereof, provided that, unless the rules of the national securities exchange or national securities association

36     Canadian Pacific Railway

provide otherwise, compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the issuer (provided that such compensation is not contingent in any way on continued service); or

•	be an affiliated person of the Corporation or any subsidiary thereof.

Note: An “affiliated person” is someone who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Corporation, including a significant shareholder. A person who is neither an executive officer nor a shareholder owning, directly or indirectly, more than 10% or more of any class of voting equity securities of the Corporation will not be deemed to control the Corporation.

TSX Unrelatedness Criteria for Directors

The board shall be constituted with a majority of individuals who qualify as unrelated directors. “Unrelated director” shall mean a director who is independent of management and is free from any interest and any business or other relationship which could, or could reasonably be perceived to, materially interfere with the director’s ability to act with a view to the best interests of the Corporation, other than interests and relationships arising from shareholding.

B. BOARD DETERMINATION OF DIRECTOR INDEPENDENCE/UNRELATEDNESS

The board has conducted, through a combination of questionnaires, biographical reviews and discussion, a comprehensive assessment of all business and other relationships and interests of each director vis-à-vis the Corporation and its subsidiaries, as against the aforementioned criteria and has determined that each director, except R.J. Ritchie, is independent and unrelated to the Corporation in accordance with the criteria for independence/unrelatedness established for all directors by the NYSE Standards and the Proposed TSX Guidelines, and that each member of the Audit Committee, in addition, meets the additional independence criteria established for audit committee members under the SOA, Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, and Rule 10A-3(b)(1) promulgated thereunder.

Mr. Ritchie is not independent or unrelated by virtue of the fact that he is the President and Chief Executive Officer of the Corporation.

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APPENDIX 3 TERMS OF REFERENCE – BOARD COMMITTEES

CANADIAN PACIFIC RAILWAY LIMITED AND CANADIAN PACIFIC RAILWAY COMPANY
AUDIT, FINANCE AND RISK MANAGEMENT COMMITTEE TERMS OF REFERENCE

The term “Corporation” herein shall refer to each of Canadian Pacific Railway Limited (“CPRL”) and Canadian Pacific Railway Company (“CPRC”), and the terms “Board”, “Directors”, “Board of Directors” and “Committee” shall refer to the Board, Directors, Board of Directors, or Committee of CPRL or CPRC, as applicable.

A. Committee and Procedures

1. Purpose

The purposes of the Audit, Finance and Risk Management Committee (the “Committee”) of the Board of Directors of the Corporation are to fulfill applicable public company audit committee legal obligations and to assist the Board of Directors in fulfilling its oversight responsibilities in relation to financial and risk management matters, including:

•	review of the annual and interim financial statements of the Corporation;

•	the integrity and quality of the Corporation’s financial reporting and systems of internal control and risk management;

•	the Corporation’s compliance with legal and regulatory requirements;

•	the qualifications and independence of the Corporation’s external auditors; and

•	the performance of the Corporation’s internal audit function and external auditors;

and to prepare, if required, an audit committee report for inclusion in the Corporation’s annual management proxy circular, in accordance with applicable rules and regulations.

The Corporation’s external auditors are ultimately accountable to the Board of Directors and the Committee as representatives of the shareholders, and shall report directly to the Committee.

2. Composition of Committee

The members of the Committee of each of CPRL and CPRC shall be identical and shall be Directors of CPRL and CPRC, respectively. The Committee shall consist of not less than three and not more than six Directors, none of whom is either an officer or employee of the Corporation or any of its subsidiaries. Members of the Committee shall meet applicable requirements and guidelines for audit committee service, including requirements and guidelines with respect to being independent and unrelated to the Corporation and to having accounting or related financial management expertise and financial literacy, as set forth in applicable securities laws or the rules of any stock exchange on which the Corporation’s securities are listed for trading. No director who serves on the audit committee of more than two public companies other than the Corporation shall be eligible to serve as a member of the Committee. Determinations as to whether a particular Director satisfies the requirements for membership on the Committee shall be affirmatively made by the full Board.

3. Appointment of Committee Members

Members of the Committee shall be appointed from time to time by the Board and shall hold office at the pleasure of the Board. Where a vacancy occurs at any time in the membership of the Committee, it may be filled by the Board. The Board shall fill a vacancy whenever necessary to maintain a Committee membership of at least three Directors.

4. Committee Chair

The Board shall appoint a Chair for the Committee.

5. Absence of Committee Chair

If the Chair of the Committee is not present at any meeting of the Committee, one of the other members of the Committee who is present at the meeting shall be chosen by the Committee to preside at the meeting.

6. Secretary of Committee

The Committee shall appoint a Secretary who need not be a Director of the Corporation.

7. Meetings

The Committee shall meet separately with management, the external auditors and the internal auditors at least once every quarter and shall meet at such other times during each year as it deems appropriate. In addition, the Chair of the Committee may call a special meeting of the Committee at any time.

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8. Quorum

Three members of the Committee shall constitute a quorum.

9. Notice of Meetings

Notice of the time and place of every meeting shall be given in writing by any means of transmitted or recorded communication, including facsimile, telex, telegram or other electronic means that produces a written copy, to each member of the Committee at least 24 hours prior to the time fixed for such meeting; provided however, that a member may in any manner waive a notice of a meeting. Attendance of a member at a meeting constitutes a waiver of notice of the meeting, except where a member attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

10. Attendance of Others at Meetings

At the invitation of the Chair of the Committee, other individuals who are not members of the Committee may attend any meeting of the Committee.

11. Procedure, Records and Reporting

Subject to any statute or the articles and by-laws of the Corporation, the Committee shall fix its own procedures at meetings, keep records of its proceedings and report to the Board when the Committee may deem appropriate (but not later than the next meeting of the Board). The minutes of its meetings shall be tabled at the next meeting of the Board.

12. Delegation

The Committee may delegate from time to time to any person or committee of persons any of the Committee’s responsibilities that lawfully may be delegated.

13. Review of Terms of Reference and Committee’s Performance

The Committee shall review and reassess the adequacy of these Terms of Reference at least annually, and otherwise as it deems appropriate, and recommend changes to the Board. The Committee shall undertake an annual evaluation of the Committee’s performance.

14. Report to Shareholders

The Committee shall prepare a report to shareholders or others, concerning the Committee’s activities in the discharge of its responsibilities, when and as required by applicable laws or regulations.

15. Guidelines to Exercise of Responsibilities

The Board recognizes that meeting the responsibilities of the Committee in a dynamic business environment requires a degree of flexibility. Accordingly, the procedures outlined in these Terms of Reference are meant to serve as guidelines rather than inflexible rules, and the Committee may adopt such different or additional procedures as it deems necessary from time to time.

16. Use of Outside Legal, Accounting or Other Advisors; Appropriate Funding

The Committee may retain, at its discretion, outside legal, accounting or other advisors, at the expense of the Corporation, to obtain advice and assistance in respect of any matters relating to its duties, responsibilities and powers as provided for or imposed by these Terms of Reference or otherwise by law.

The Committee shall be provided by the Corporation with appropriate funding, as determined by the Committee, for payment of:

(i)	compensation of any outside advisors as contemplated by the immediately preceding paragraph;

(ii)	compensation of any independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation; or

(iii)	ordinary administrative expenses that are necessary or appropriate in carrying out the Committee’s duties.

17. Remuneration of Committee Members

No member of the Committee shall receive from the Corporation or any of its affiliates any compensation other than the fees to which he or she is entitled as a Director of the Corporation or a member of a committee of the Board. Such fees may be paid in cash and/or shares, options or other in-kind consideration ordinarily available to Directors.

B. Mandate

18. Management is responsible for preparing the interim and annual financial statements of the Corporation and for maintaining a system of risk assessment and internal controls to provide reasonable assurance that assets are safeguarded and that transactions are authorized, recorded and reported properly. The Committee is responsible, among other things, for reviewing management’s actions.

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Audit

The Committee shall:

Annual Audit

a)	obtain and review annually, prior to the completion of the external auditors’ annual audit of the year-end financial statements, a report from the external auditors, describing:

(i)	all critical accounting policies and practices to be used in the annual audit;

(ii)	all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the external auditors; and

(iii)	other material written communications between the external auditors and management, such as any management letter or schedule of unadjusted differences;

b)	review any reports on the above or similar topics prepared by management or internal auditors and discuss with the external auditors any material issues raised in such reports and the external auditors’ judgment about the quality, not just the acceptability, of the accounting principles applied in the Corporation’s financial reporting;

c)	review with management and the external auditors, before completion of the annual audit of the Corporation, the annual financial statements, the report of the external auditors thereon and the related management’s discussion and analysis, including:

(i)	all major issues regarding accounting issues and financial statement presentations, including any significant changes in the Corporation’s selection or application of accounting principles, and major issues as to the adequacy of the Corporation’s internal controls and any special steps adopted in light of material control deficiencies;

(ii)	all significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including the effects of alternative methods within generally accepted accounting principles on the financial statements;

(iii)	the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements; and

(iv)	earnings press releases (including use of “pro forma” or “adjusted” information not in accordance with generally accepted accounting principles), as well as financial information and earnings guidance provided to analysts and rating agencies;

d)	obtain assurance from the external auditors that the audit was conducted in a manner consistent with applicable law;

Annual Financial Statements, AIF, MD&A, Annual Report

e)	review and recommend to the Board of Directors for approval, the audited annual financial statements of the Corporation and the Corporation’s Annual Information Form, Management’s Discussion and Analysis and Annual Report;

Interim Financial Statements and MD&A

f)	review with management and the external auditors the Corporation’s interim financial statements and its interim management’s discussion and analysis, and approve the public release thereof by management;

Earnings Releases, Earnings Guidance

g)	discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and ratings agencies, it being understood that such discussions may, in the discretion of the Committee, be done generally (i.e., by discussing the types of information to be disclosed and the type of presentation to be made) and that the Committee need not discuss in advance each earnings release or each instance in which the Corporation gives earnings guidance;

Material Litigation, Tax Assessments, Etc.

h)	review with management, the external auditors and, if necessary, legal counsel, any litigation, claim or contingency, including tax assessments, that could have a material effect upon the financial position of the Corporation, and the manner in which these matters may be, or have been, disclosed in the financial statements; and obtain reports from management and review with the Corporation’s chief legal officer, or appropriate delegates, the Corporation’s compliance with legal and regulatory requirements;

40     Canadian Pacific Railway

Oversight of External Auditors

i)	subject to applicable law relating to the appointment and removal of the external auditors, be directly responsible for the appointment, retention, termination, compensation and oversight of the external auditors; and be responsible for the resolution of disagreements between management and the external auditors regarding financial reporting;

Rotation of External Auditors Audit Partners

j)	review and evaluate the lead audit partner of the external auditors and assure the regular rotation of the lead audit partner and the audit partner responsible for reviewing the audit and other audit partners, as required by applicable law; and consider whether there should be a regular rotation of the external audit firm itself;

External Auditors’ Internal Quality-Control

k)	obtain and review, at least annually, and discuss with the external auditors a report by the external auditors describing the external auditors’ internal quality-control procedures, any material issues raised by the most recent internal quality-control review, or peer review, of the external auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the external auditors, and any steps taken to deal with any such issues, and (to assess the external auditors’ independence) all relationships between the external auditors and the Corporation;

External Auditors’ Independence

l)	review and discuss with the external auditors all significant relationships that the external auditors and their affiliates have with the Corporation and its affiliates in order to determine the external auditors’ independence, including, without limitation:

(i)	obtaining and reviewing, at least annually, a formal written statement from the external auditors delineating all relationships that in the external auditors’ professional judgment may reasonably be thought to bear on the independence of the external auditors with respect to the Corporation,

(ii)	discussing with the external auditors any disclosed relationships or services that may affect the objectivity and independence of the external auditors, and

(iii)	recommending that the Board take appropriate action in response to the external auditors’ report to satisfy itself as to the external auditors’ independence;

Policies Regarding Hiring of External Auditors’ Employees, Former Employees

m)	set clear policies for the hiring by the Corporation of employees or former employees of the external auditors;

Pre-Approval of Audit and Non-Audit Services Provided by External Auditors

n)	be solely responsible for the pre-approval of all audit and non-audit services to be provided to the Corporation by the external auditors (subject to any prohibitions provided in applicable law), and of the fees paid for these services; and review the disclosures regarding such pre-approvals to be made in the Corporation’s periodic reports; provided however, that the Committee may delegate to an independent member or members of the Committee authority to pre-approve such non-audit services, and such member(s) shall report to the Committee at its next meeting following the granting any pre-approvals granted pursuant to such delegated authority;

Oversight of Internal Audit

o)	oversee the internal audit function by reviewing senior management action with respect to the appointment or dismissal of the Director of Internal Audit; afford the Director of Internal Audit unrestricted access to the Committee; review the charter, activities, organizational structure, and the skills and experience of the Internal Audit Department and discuss with management and the external auditors the competence, performance and cooperation of the internal auditors;

p)	review and consider, as appropriate, any significant reports and recommendations issued by the Corporation or by any external party relating to internal audit issues, together with management’s response thereto;

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Review of Internal Controls and Financial Reporting Processes

q)	review with the internal auditors the adequacy of internal controls and procedures related to any corporate transactions in which directors or officers of the Corporation have a personal interest, including the expense accounts of officers of the Corporation at the level of Vice-President and above and officers’ use of corporate assets, and consider the results of any reviews thereof by the internal or external auditors;

r)	review with management, the internal auditors and the external auditors, the Corporation’s financial reporting processes and its internal controls and their compliance with legal and regulatory requirements and with the Corporation’s policies;

s)	review with the external auditors, the internal auditors and management the extent to which any previously-approved changes or improvements in financial or accounting practices and internal controls have been implemented;

Complaints Processes

t)	establish procedures for:

(i)	the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters, and

(ii)	the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters,

and review periodically with management and the internal auditors these procedures and any significant complaints received;

Separate Meetings with External Auditors, Internal Audit, Management

u)	meet separately with management, the external auditors and the internal auditors at least once every quarter to discuss matters of mutual interest, including any audit problems or difficulties and management’s response thereto, the responsibilities, budget and staffing of the Internal Audit Department and any matter that they recommend bringing to the attention of the full Board;

Finance

The Committee shall:

v)	review all major financings, including related prospectuses, information circulars, etc., of the Corporation and its subsidiaries and annually review the Corporation’s financing plans and strategies;

w)	review management’s plans with respect to Treasury operations, including such items as financial derivatives and hedging activities;

x)	review management’s plans regarding any changes in accounting practices or policies and the financial impact thereof;

Risk Management

The Committee shall:

y)	review management’s program to ensure compliance with (i) the Corporation’s Code of Business Ethics and (ii) the Corporation’s Code of Ethics for its Chief Executive Officer and senior financial officers;

z)	ensure that appropriate risk assessment and risk management policies and processes are implemented for the Corporation, review with management and the Corporation’s internal and external auditors the effectiveness and efficiency of such policies and processes and their compliance with other relevant policies of the Corporation, and make recommendations to the Board with respect to any outcomes, findings and issues arising in connection therewith;

aa)	review management’s program to obtain appropriate insurance to mitigate risks; and

Other

bb)	such other activities, consistent with these Terms of Reference, the Corporation’s articles and by-laws and governing law, as the Committee or the Board deems appropriate.

December 10, 2003

42     Canadian Pacific Railway

CANADIAN PACIFIC RAILWAY LIMITED AND CANADIAN PACIFIC RAILWAY COMPANY
CORPORATE GOVERNANCE AND NOMINATING COMMITTEE TERMS OF REFERENCE

The term “Corporation” herein shall refer to each of Canadian Pacific Railway Limited (“CPRL”) and Canadian Pacific Railway Company (“CPRC”), and the terms “Board”, “Directors”, “Board of Directors” and “Committee” shall refer to the Board, Directors, Board of Directors, or Committee of CPRL or CPRC, as applicable.

A. Committee and Procedures

1. Purpose

The Corporate Governance and Nominating Committee (the “Committee”) has overall responsibility for monitoring and assessing the functioning of the Board and the Committees thereof, and for developing and implementing good corporate governance practices. In addition, the Committee:

a)	identifies individuals qualified to become board members and recommends to the Board the Director nominees for the annual meetings of shareholders; and

b)	has oversight responsibility in respect of major issues of public policy relevant to the business of the Corporation and its subsidiaries.

2. Composition of Committee

The membership of the Committee shall be comprised of not less than three Directors and not more than the number of Directors who are not officers or employees of the Corporation. No Director who is an officer or employee of the Corporation or any of its subsidiaries shall be a member of the Committee. All members of the Committee shall meet all requirements and guidelines for corporate governance and nominating committee service, including being independent and unrelated to the Corporation, as set forth in applicable securities laws or the rules of any stock exchange on which the Corporation’s securities are listed for trading. Determinations as to whether a particular Director satisfies the requirements for membership on the Committee shall be affirmatively made by the full Board.

3. Appointment of Committee Members

Members of the Committee shall be appointed from time to time by the Board and shall hold office at the pleasure of the Board.

4. Vacancies

Where a vacancy occurs at any time in the membership of the Committee, it may be filled by the Board. The Board shall fill any vacancy whenever necessary to maintain a Committee membership of at least three Directors.

5. Committee Chair

The Board shall appoint a Chair for the Committee.

6. Absence of Committee Chairman

If the Chair of the Committee is not present at any meeting of the Committee, one of the other members of the Committee who is present at the meeting shall be chosen by the Committee to preside at the meeting.

7. Secretary of Committee

The Committee shall appoint a Secretary who need not be a director of the Corporation.

8. Meetings

The Chair of the Committee or the Chairman of the Board or any two members of the Committee may call a meeting of the Committee. The Committee shall meet at least quarterly and at such other times as it deems appropriate, without management being present when the Committee deems appropriate.

9. Quorum

Three members of the Committee shall constitute a quorum.

10. Notice of Meetings

Notice of the time and place of every meeting shall be given in writing, by any means of transmitted or recorded communication, including facsimile, telex, telegram or other electronic means that produces a written copy, to each member of the Committee at least 24 hours prior to the time fixed for such meeting; provided, however, that a member may in any manner waive a notice of a meeting. Attendance of a member at a meeting constitutes a waiver of notice of the meeting, except where a member attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

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11. Attendance of Others at Meetings

At the invitation of the Chair of the Committee, individuals who are not members of the Committee may attend any meeting of the Committee.

12. Procedure, Records and Reporting

Subject to any statute or articles and by-laws of the Corporation, the Committee shall fix its own procedures at meetings, keep records of its proceedings and report to the Board when the Committee may deem appropriate (but not later than the next meeting of the Board).

13. Review of Terms of Reference

The Committee shall review its Terms of Reference annually or otherwise as it deems appropriate and propose recommended changes to the Board.

B. Mandate of Committee

14. The Committee shall:

Board Composition, Director Criteria and Director Nominations, Etc.

a)	review from time to time the size, composition and profile of the Board;

b)	determine and review annually, after considering the Board’s criteria for selecting new Directors and in light of the opportunities and risks facing the Corporation, the competencies, skills and personal qualities required in new Directors in order to add value to the Corporation, and identify and recommend to the Board of Directors qualified Director nominees for election at the annual meeting of shareholders;

c)	consider nominees, if any, recommended by the shareholders for election as directors;

d)	have sole authority to:

(i)	retain and terminate any search firm to be used to identify director candidates, and

(ii)	to approve the search firm’s fees and other retention terms;

e)	review from time to time the retirement age for directors;

Orientation and Education of Directors

f)	develop an orientation and education program for new Directors and Committee members, as well as a continuing education program for ongoing Directors and Committee members;

Directors’ Compensation

g)	conduct, at least annually, a review of compensation for Board and Committee service, taking into account such issues as the time commitment, compensation provided by comparable companies, responsibilities of directors, and similar matters, and recommend any change in compensation to the Board for its consideration;

Effectiveness of Board, Committees and Directors

h)	annually review and evaluate the performance and effectiveness of the Board, its committees, including the Committee, and individual Directors and make any recommendations thereon;

i)	assess the effectiveness of the working relationship and communications between the Board and management of the Corporation and its subsidiaries;

j)	review any surveys completed by Directors dealing with effectiveness of the operation of the Board;

k)	assess the availability, relevance and timeliness of information required by the Board;

Committees and Mandates

l)	review from time to time, and at least annually, the composition and terms of reference of the Board and the various Committees of the Board and make recommendations thereon to the Board;

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Corporate Governance

m)	develop, recommend to the Board, and review from time to time a set of corporate governance principles and a code of business ethics applicable to the Corporation;

n)	monitor compliance with the code of business ethics and waivers from compliance with the code and ensure that any issues relating to governance which are identified by the Directors are raised with management;

o)	review and, if deemed appropriate, approve any waivers of the code of business ethics for executive officers or directors and promptly disclose such waivers to the shareholders;

p)	undertake such other initiatives as are necessary or desirable to provide effective corporate governance for the Corporation;

q)	review the Corporation’s disclosure of, or periodically disclose, if required, any significant ways in which the Corporation’s governance practices differ from those set forth in the New York Stock Exchange Listing Standards and in the Corporate Governance Guidelines of the Toronto Stock Exchange;

CEO Performance Evaluations and Compensation

r)	conduct performance evaluations of the Chief Executive Officer in accordance with the performance evaluation process designed by the Management Resources and Compensation Committee and report the findings thereof to that Committee for the purpose of enabling it to make recommendations regarding compensation for the Chief Executive Officer;

s)	establish the compensation for the Chief Executive Officer, taking into account the recommendations of the Management Resources and Compensation Committee;

Public Policy Review

t)	review, from time to time, major issues of public policy relevant to the business of the Corporation and its subsidiaries;

Engagement of External Advisors

u)	be authorized to approve, in such circumstances as it considers appropriate, the engagement by any one or more Directors of outside advisors, such engagement to be at the Corporation’s expense; and

Miscellaneous

v)	perform such other activities, consistent with these Terms of Reference, the Corporation’s articles and by-laws and governing law, as the Committee or the Board deems appropriate.

October 31, 2003

CANADIAN PACIFIC RAILWAY LIMITED
ENVIRONMENTAL AND SAFETY COMMITTEE TERMS OF REFERENCE

A. Establishment of Committee and Procedures

1. Composition of Committee

The Environmental and Safety Committee (the “Committee”) shall consist of not less than three Directors and not more than six Directors, none of whom is either an officer or employee of the Corporation or any of its subsidiaries.

2. Appointment of Committee Members

Members of the Committee shall be appointed from time to time to hold office at the pleasure of the Board.

3. Vacancies

Where a vacancy occurs at any time in the membership of the Committee, it may be filled by the Board. The Board shall fill any vacancy if the membership of the Committee is less than two Directors.

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4. Committee Chair

The Board shall appoint a Chair for the Committee.

5. Absence of Committee Chair

If the Chair of the Committee is not present at any meeting of the Committee, one of the other members of the Committee who is present at the meeting shall be chosen by the Committee to preside at the meeting.

6. Secretary of Committee

The Committee shall appoint a Secretary who need not be a director of the Corporation.

7. Meetings

The Chair of the Committee or the Chairman of the Board or any two members of the Committee may call a meeting of the Committee. The Committee shall meet at such times during each year as it deems appropriate.

8. Quorum

Three members of the Committee shall constitute a quorum.

9. Notice of Meetings

Notice of the time and place of every meeting shall be given, by any means of transmitted or recorded communication, including facsimile, telex, telegram or other electronic means that produces a written copy, to each member of the Committee at least 24 hours prior to the time fixed for such meeting, provided, however, that a member may in any manner waive a notice of a meeting; and attendance of a member at a meeting constitutes a waiver of notice of the meeting, except where a member attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

10. Attendance of Others at Meetings

At the invitation of the Chair of the Committee, individuals who are not members of the Committee may attend any meeting of the Committee.

11. Procedure, Records and Reporting

Subject to any statute or articles and by-laws of the Corporation, the Committee shall fix its own procedures at meetings, keep records of its proceedings and report to the Board when the Committee may deem appropriate (but not later than the next meeting of the Board).

12. Review of Terms of Reference

The Committee shall review its Terms of Reference annually or otherwise as it deems appropriate and propose recommended changes to the Board.

B. Mandate of Committee

13. The Committee shall:

a)	review and evaluate with management whether the existing environmental and safety practices and procedures of the Corporation and its subsidiaries comply with applicable legislation, regulatory requirements and industry standards, and prevent or mitigate losses;

b)	review with management whether the Corporation’s environmental and safety policies (or those of its subsidiaries) are being effectively implemented;

c)	review the effectiveness of the response by the Corporation or its subsidiaries, as the case may be, to environmental and safety issues, including compliance with applicable legislation, regulatory requirements and industry standards;

d)	review and consider, as appropriate, reports and recommendations issued by the Corporation and its subsidiaries or by an external party relating to environmental and safety issues, together with management’s response thereto;

e)	review with management and make recommendations to the Board of Directors as appropriate on matters relating to the environment and safety;

f)	review and report, as appropriate, to the Board of Directors on the Corporation’s environmental and safety policies and procedures and, if appropriate, make recommendations to the Board thereon; and

g)	review with management, the response to, and management of, environmental and safety issues by any or all of the Corporation’s subsidiaries and associated corporations.

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14.	The Committee may, at the request of the Board or on its own initiative, investigate such other matters as are considered necessary or appropriate in the circumstances and in such matters shall have the authority to retain such experts as it may require.

October 28, 2002

CANADIAN PACIFIC RAILWAY LIMITED AND CANADIAN PACIFIC RAILWAY COMPANY
MANAGEMENT RESOURCES AND COMPENSATION COMMITTEE TERMS OF REFERENCE

The term “Corporation” herein shall refer to each of Canadian Pacific Railway Limited (“CPRL”) and Canadian Pacific Railway Company (“CPRC”), and the terms “Board”, “Directors”, “Board of Directors” and “Committee” shall refer to the Board, Directors, Board of Directors, or Committee of CPRL or CPRC, as applicable.

A. Committee and Procedures

1. Purpose

The purposes of the Management Resources and Compensation Committee (the “Committee”) are to fulfill applicable public company compensation committee legal obligations and to discharge the Board’s responsibilities relating to:

•	the appointment, compensation and reporting relationships of the Corporation’s executives;

•	the compensation philosophy of the Corporation;

•	the adoption and amendment of stock option and retirement plans, subject to shareholder approval if required;

•	the establishment of performance objectives and the conduct of performance evaluations for certain senior officers;

•	the Corporation’s organizational health; and

•	succession planning.

The Committee shall also produce an annual report on executive compensation for inclusion in the Corporation’s annual management proxy circular, in accordance with applicable rules and regulations.

2. Composition of Committee

The Committee shall be comprised of not less than three and not more than six Directors, none of whom is either an officer or employee of the Corporation or any of its subsidiaries. All members of the Committee shall meet all requirements and guidelines for compensation committee service, including being independent and unrelated to the Corporation, as set forth in applicable securities laws or the rules of any stock exchange on which the Corporation’s securities are listed for trading. Determinations as to whether a particular Director satisfies the requirements for membership on the Committee shall be affirmatively made by the full Board.

3. Appointment of Committee Members

Members of the Committee shall be appointed from time to time by the Board and shall hold office at the pleasure of the Board.

4. Vacancies

Where a vacancy occurs at any time in the membership of the Committee, it may be filled by the Board. The Board shall fill a vacancy whenever necessary to maintain a Committee membership of at least three Directors.

5. Committee Chair

The Board shall appoint a Chair for the Committee.

6. Absence of Committee Chair

If the Chair of the Committee is not present at any meeting of the Committee, one of the other members of the Committee who is present at the meeting shall be chosen by the Committee to preside at the meeting.

7. Secretary of Committee

The Committee shall appoint a Secretary who need not be a Director of the Corporation.

8. Meetings

The Chair of the Committee or the Chairman of the Board or any two of its other members may call a meeting of the Committee. The Committee shall meet at such times during each year as it deems appropriate, without management being present when the Committee deems appropriate.

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9. Quorum

Three members of the Committee shall constitute a quorum.

10. Notice of Meetings

Notice of the time and place of every meeting shall be given in writing, by any means of transmitted or recorded communication, including facsimile, telex, telegram or other electronic means that produces a written copy, to each member of the Committee at least 24 hours prior to the time fixed for such meeting; provided, however, that a member may in any manner waive a notice of a meeting. Attendance of a member at a meeting constitutes a waiver of notice of the meeting, except where a member attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

11. Attendance of Others at Meetings

At the invitation of the Chair of the Committee, individuals who are not members of the Committee may attend any meeting of the Committee.

12. Procedure, Records and Reporting

Subject to any statute or articles and by-laws of the Corporation, the Committee shall fix its own procedures at meetings, keep records of its proceedings and report to the Board when the Committee may deem appropriate (but not later than the next meeting of the Board).

13. Review of Terms of Reference and Committee’s Performance

The Committee shall review its Terms of Reference as it deems appropriate and recommend changes to the Board. The Committee shall undertake an annual evaluation of the Committee’s performance.

B. Mandate of Committee

14.	From time to time, the Committee shall consider and make recommendations to the Board concerning:

a)	the structure and reporting relationship of senior management of the Corporation and its major subsidiaries;

b)	succession planning for senior management positions in the Corporation;

c)	the appointment of persons to the rank of Vice-President and above;

d)	compensation philosophy for the Corporation generally;

e)	the level of compensation to be paid to officers of the rank of Vice-President and above;

f)	incentive compensation plans and equity based plans, including compensation, stock option, stock purchase or other similar plans in which officers are or may be eligible to participate, and the administration and monitoring, as required, of any benefits granted pursuant to any such plan referred to in this subparagraph;

g)	amendments to the Corporation’s retirement plans as proposed by the Management Pension Committee, the financial implications of which amendments shall be provided to both the Committee and the Pension Trust Fund Committee; and

h)	the organizational health, morale and employee attitudes.

15.	The Committee shall:

a)	establish the performance objectives, and design the process for evaluating the performance, of the Chief Executive Officer;

b)	review and make recommendations to the Corporate Governance and Nominating Committee on the level of compensation to be paid to the Chief Executive Officer; and

c)	have sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of Chief Executive Officer or senior executive compensation, including sole authority to approve the consultant’s fees and other retention terms.

16.	The Committee shall each year prepare a “Report on Executive Compensation” to be included in the Corporation’s management proxy circular for its annual meeting of shareholders.

17.	The Committee may perform such other activities, consistent with these Terms of Reference, the Corporation’s articles and by-laws and governing law, as the Committee or the Board deems appropriate.

October 31, 2003

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CANADIAN PACIFIC RAILWAY LIMITED
PENSION TRUST FUND COMMITTEE TERMS OF REFERENCE

A. Background

The Corporation’s wholly-owned subsidiary, Canadian Pacific Railway Company (“CPRC”) sponsors certain pension plans, both registered and non-registered, and the Corporation may itself sponsor registered and/or non-registered plans from time to time. As a result, the Corporation has established an appropriate governance structure for those of the plans that it may designate (collectively, the “Plans”) to enable the Corporation and CPRC to meet their legal and fiduciary obligations to members of the Plans.

The governance structure for the Plans is as follows:

•	The Corporation’s Board of Directors (the “Board”) will retain full power to make all amendments to the Plans.

•	Acting through the Board, the Corporation and CPRC have delegated certain responsibilities to the Pension Trust Fund Committee of the Board (“PTFC”). The PTFC will oversee the Plans and related funds and set certain pension-related policies and strategies.

•	The PTFC will delegate certain pension monitoring and legislative compliance matters to a Management Pension Committee (“MPC”) of CPRC whose membership will include management, human resources, finance and legal staff. The MPC will monitor the administration and investment of the Plans and related funds.

•	Appropriate CPRC staff will be responsible for monitoring the day-to-day administration and custody of the Plans.

•	One or more professional investment managers will invest the assets of the Plans.

•	The Corporation and CPRC will be assisted by such professional advisors as may be required to administer the Plans in accordance with the policies of the Corporation and applicable legislation.

B. Role of the Board

•	Actions by the Corporation and CPRC will be through the Board or authorized officers of the Corporation or of CPRC.

•	The Corporation will be Administrator for the registered pension plans for purposes of pension legislation, and will oversee the Plans and related funds.

•	The Board will be responsible for all non-fiduciary aspects of benefits policy, design of the Plans, and establishment and windup of the Plans. The Board also has the power to approve amendments to the Plans or delegate such power to others.

•	The Board will appoint the membership of the PTFC and approve a pension governance structure for the MPC and any sub-committees thereof, and the President and Chief Executive Officer will appoint the membership of the MPC.

•	The Board will be advised on decisions by the PTFC on investment policy and the selection of managers.

•	The Board will approve the mandates and terms of reference of the PTFC and the MPC and delegate certain obligations to such committees, including authority for each to further delegate to appropriate individuals.

•	The Board will monitor the PTFC with respect to the Plans and will receive an annual report from the PTFC on pension matters.

C. Establishment of PTFC and Procedures

1. Composition of PTFC

The PTFC shall consist of not less than three Directors and not more than six Directors.

2. Appointment of PTFC Members

Members of the PTFC shall be appointed from time to time and shall hold office at the pleasure of the Board.

3. Vacancies

Where a vacancy occurs at any time in the membership of the PTFC, it may be filled by the Board. The Board shall fill any vacancy if the membership of the PTFC is less than three Directors.

4. PTFC Chair

The Board shall appoint a Chair for the PTFC.

5. Absence of PTFC Chair

If the Chair of the PTFC is not present at any meeting of the PTFC, one of the other members of the PTFC who is present at the meeting shall be chosen by the PTFC to preside at the meeting.

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6. Secretary of PTFC

The PTFC shall appoint a Secretary who need not be a director of the Corporation.

7. Meetings

The Chair or the President of the Corporation or any other two members of the PTFC may call a meeting of the PTFC.

8. Quorum

Two members of the PTFC shall constitute a quorum.

9. Notice of Meetings

Notice of the time and place of every meeting shall be given, by any means of transmitted or recorded communication, including facsimile, telex, telegram or other electronic means that produces a written copy, to each member of the PTFC at least 24 hours prior to the time fixed for such meeting, provided, however, that a member may in any manner waive a notice of a meeting; and attendance of a member at a meeting constitutes a waiver of notice of the meeting, except where a member attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

10. Attendance of Others at Meetings

At the invitation of the Chair of the PTFC, individuals who are not members of the Committee may attend any meeting of the PTFC.

11. Procedure, Records and Reporting

Subject to any statute or articles and by-laws of the Corporation, the Committee shall fix its own procedures at meetings, keep records of its proceedings and report to the Board as may be required from time to time, but not less than annually. Notwithstanding the foregoing, minutes of all meetings of the PTFC shall be kept by the Corporate Secretary of the Corporation.

12. Review of Terms of Reference

The PTFC shall review its Terms of Reference annually or otherwise as it deems appropriate and propose recommended changes to the Board.

D. Mandate of PTFC

13. The PTFC shall:

a)	have general oversight responsibility for the Plans as directed by the Board from time to time;

b)	monitor the activities of the MPC;

c)	based on recommendations by the MPC, approve the selection of investment manager(s), trustees, custodians and actuaries;

d)	receive the advice of the MPC and Chief Financial Officer on issues of investment policy and funding policy and approve the investment and funding policies for the Plans;

e)	approve the Statement of Investment Policies and Procedures for the Plans, based on recommendations by the MPC;

f)	review the criteria for trustee/custodian/investment manager selection and the criteria used to measure the ongoing performance as approved by the MPC;

g)	appoint the auditors for the Plans and review and approve the Plans’ audited financial statements;

h)	by way of written mandate, delegate certain duties and responsibilities to appropriate staff and advisors in accordance with the Corporation’s overall governance structure for the Plans;

i)	deliver annual reports to the Board in accordance with Section A. 11;

j)	receive and review semi-annual reports from the MPC on relevant pension plan issues, including:

–	design of the Plans

–	background information on the Plans: contributions, membership

–	overall financial conditions: assets, liabilities, surpluses or deficits, on a funding, solvency or windup basis as appropriate; current service costs; cash flow; highlights of related expenses

–	summary of investment manager and trustee/custodian performance: reasons for changes to net assets, and compliance with investment policy

–	proposed amendments to the Plans and related funding impact, if any

50     Canadian Pacific Railway

–	recommendations on the continued tenure of investment managers, trustee/custodian/third party administrator, advisors, and MPC members and reasons therefore

–	recommendations on investment policy and strategy and compliance with such strategies

–	reports on any conflicts of interest

–	legislative compliance

–	upcoming pension trends or changes in Canada; and

14.	The PTFC may, at the request of the Board or on its own initiative, investigate such other matters as are considered necessary or appropriate in the circumstances.

July 21, 2003

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